POLICY MANUAL

IMPORTANT: The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

IMPORTANT: The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

I. BROWN ADVISORY POLICIES Page

A. Introduction 4

B. Standards of Conduct and General Employee Responsibilities

1. Code of Ethics 4

2. Conflicts of Interest 15

3. Use of Material Non-public Information 15

4. Confidentiality of Client Accounts and Handling of Confidential/Proprietary Information 15

5. Gifts, Entertainment, Political and Charitable

Contribution Policy 15

6. Errors/Incidents 23

7. Complaints 24

8. Threatened or Pending Litigation 24

9. Firm Communication to the Press 25

10. Approval for Retention of Outside Legal Counsel 25

11. Separation of Duties and Dual Control 25

12. Unauthorized Practice of Law 25

13. Voting Brown Advisory Group Holdings LLC Equity 26

14. Communication on Non-Firm Business 26

15. Supervision Policy 26

16. Officers or Employees Serving as Co-Fiduciary

with the Firm 29

17. Analysts Conflicts – Regulation AC 29

18. Prohibition of Reciprocal Arrangements Policy 30

19. Late Trading and Market Timing of Mutual Funds 30

20. Confidential and Proprietary Information 31

21. Identity Theft Program 32

C. Anti-Money Laundering Program 38

D. Investment and Trading Related Policies

1. Guidelines Governing Purchase of Securities

for Discretionary Accounts 58

2. Guidelines Governing Purchase of Initial Public Offerings

for Client Accounts 58

3. Guidelines Governing Investment in Proprietary Instruments 58

4. Proxy Voting Policy on Securities 59

5. Investments in Equity of Brown Advisory

Group Holdings LLC 59

6. Authorized Traders 59

7. Trading and Best Execution Policy 60

8. Allocation Policy for Limited Investment Opportunities 71

IMPORTANT: The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

9. Processing of Buy and Sell Equity Orders 74

10. Broker-Dealer Business Allocation for Research Services

(Commission “Soft Dollars”) 74

11. Directed Brokerage Commissions 89

12. Cross Trades 89

13. Restricted Lists Policy 92

14. Policy on Maintaining Exemptions from Registration as a

Commodity Pool Operator and Commodity Trader Advisor 93

15. Custody Policy and Procedures 95

E. Finance and Operations Related Policies

1. Valuation Policy and Guidelines 100

2. Fee Adjustments 116

3. Fee Concessions to Employees, Officers and Directors 116

4. Referral Fees (Cash Payments) for Client Solicitations 116

5. Contingency Plan 117

6. Record Retention 117

7. House Account Policy 125

8. Acceptance of an Account with Closely-Held Assets 125

F. Marketing Related Policies

1. Marketing and Performance Communication Policy 125

2. Use of Performance Presentation Standards 150

3. Portfolio Holdings Disclosure Policy 150

II. WORKPLACE DISCRIMINATION/HARASSMENT PREVENTION POLICY AND PROCEDURES 154

III. BROWN ADVISORY SECURITIES POLICIES

Compliance Manual Overview 158

IV. APPENDIX

Signature Financial Management Inc. –

Personal Securities Trading Policy 159

IMPORTANT: The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

I. BROWN ADVISORY POLICIES

A. INTRODUCTION

The purpose of this Policy Manual, as amended from time to time (this “Manual”), is to set forth the policies that govern the conduct of Brown Advisory’s directors, officers and employees (collectively, “employees”). Each employee will be required to certify in writing that he or she has read and understands the contents of this Manual. If an employee has questions regarding any business conduct, he or she should refer them immediately to his or her Supervisor.

B. STANDARDS OF CONDUCT AND GENERAL EMPLOYEE RESPONSIBILITIES

1. CODE OF ETHICS

Brown Advisory Principles of Business Conduct and Code of Ethics

Principles of Business Conduct

Brown Advisory is committed to providing services with the utmost professionalism and integrity. Brown Advisory’s employees owe an undivided duty of loyalty to clients and must adhere to the highest ethical standards when conducting business activity on behalf of Brown Advisory in any capacity. Brown Advisory owes its clients a duty of honesty, good faith and fair dealing when discharging its investment management responsibilities. Investment advice must be independent, unbiased and professional.

It is a fundamental principle of Brown Advisory’s business conduct to ensure that the interests of clients come before those of Brown Advisory or its employees. As an employee of Brown Advisory, you are required to uphold these principles of business conduct by not taking inappropriate advantage of your position. It is particularly important to uphold these principles when maintaining the confidentiality of client information, including holdings and trading activity, and when considering engaging in personal securities transactions.

Employees must avoid any activity that might create an actual or potential conflict of interest. Employees may not cause a client to take action (or fail to take action) for the employee’s personal benefit, rather than for the benefit of the client. Brown Advisory recognizes, however, that employees should have

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

an opportunity to develop investment programs for themselves and their families, provided they act in line with the firm’s policies and procedures.

The rules and principles set forth in the policies and procedures that follow are designed to reasonably ensure that Brown Advisory’s business conduct standards are upheld and to reasonably ensure that employees conduct themselves in a manner that complies with federal securities laws, rules and regulations. Brown Advisory employees must comply with applicable federal securities laws and other regulations under which the firm operates at all times. All employees are expected to adhere to the requirements contained in this document. Technical compliance with these policies and procedures will not automatically insulate from scrutiny any behavior, transaction or pattern of transactions that is not in keeping with the principles stated above.

You are required to bring any knowledge of possible or actual unethical conduct, any other violations of the Code of Ethics, or conduct that simply appears questionable or improper to the attention of the Chief Compliance Officer (“CCO”) and/or Chief Executive Officer (“CEO”) or their designees. Confidentiality will be protected as much as possible, and employees can be assured that there will be no adverse consequences as a result of reporting any unethical or questionable behavior.

Brown Advisory is required to provide each employee with a copy of the Code of Ethics and any amendments upon hiring. Employees are required to provide a written acknowledgement of their receipt of the Code and any amendments as a condition of employment.

Conflicts of Interest

Personal interests, both inside and outside of Brown Advisory that could be placed ahead of the firm’s obligations to clients, could be the source of actual or potential conflicts of interest. Employees must remain aware that just the opportunity to act improperly may create the appearance of conflict and that conflicts may exist even in the absence of wrongdoing.

You are required to make a full and timely disclosure of any situation that could result in a potential conflict or the appearance of a conflict of interest.

Employees must complete an Outside Business Activities Form and receive approval from the Chief Compliance Officer or designee before initiating the activity and receiving compensation from sources other than Brown Advisory as applicable.

Employees may not take advantage of any opportunity or otherwise personally benefit from information you obtain as an employee that would not have been available to you if you were not a Brown Advisory employee.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Please refer to the Conflicts of Interest Policy for further requirements governing conduct in this area.

Outside Business Activities, Including Service as a Director

Employees may not serve as a director, officer, employee, partner or trustee, nor hold any position of substantial influence or interest or financial responsibility in any outside business enterprise, public or private company, including non-profits, without prior approval from the Chief Compliance Officer or Chief Executive Officer or their designees. The Chairman of the Audit Committee will approve the Chief Executive Officer’s activities.

Please see the Compliance Request Portal on the Intranet for the appropriate form.

Unless Brown Advisory has requested in writing that an employee serve on the Board of Directors of a public or private company or unless otherwise specified in writing at the time of approval, an employee serving on the Board of Directors of a public or private company other than a Brown Advisory entity will serve in his or her own capacity and not on behalf of Brown Advisory or as an agent, representative or designee of Brown Advisory. In the case of situations in which Brown Advisory has requested in writing that an employee serve on the Board of Directors of a public or private company, such employee will serve as a director of such company on behalf of Brown Advisory and only within the scope of his or her employment by Brown Advisory.

In the event that any claim or liability against an employee arises in connection with such employee’s service on the Board of Directors of any public or private company other than a Brown Advisory entity, Brown Advisory will not be liable for such claim or liability, nor will such Employee be eligible to receive indemnification or contribution from Brown Advisory, except in the case of situations in which such employee is serving on such Board of Directors at the written request of Brown Advisory. In addition, Brown Advisory will not purchase or carry Director and Officer or Errors and Omissions (“D&O/E&O”) liability insurance coverage in connection with such employee’s service on the Board of Directors, except in the case of situations in which such employee is serving on such Board of Directors at the written request of Brown Advisory. Any employee interested in serving on the Board of Directors of any public or private company other than a Brown Advisory entity must inquire whether such company will purchase or carry D&O/E&O liability insurance in connection with his or her service.

An employee who is a director of a company may not participate in investment decisions involving that company’s securities.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Any compensation (including, without limitation, stock and options to purchase stock) paid to an employee who is a director of a public or private company other than a Brown Advisory entity must be disclosed, and may only be retained by such employee at the discretion of the Chief Compliance Officer and Chief Executive Officer or their designees.

Use and Disclosure of Confidential Information

Unauthorized use or disclosure of confidential information obtained or developed as a result of employment by Brown Advisory is forbidden. Use of such information and/or material non-public information for personal gain or furthering private interests could result in civil or criminal penalties against the employee responsible for such activities or Brown Advisory.

Employees must comply with the firm’s policy on the handling and use of material inside information. Employees may not purchase or sell, or recommend the purchase or sale, of a security for any account while they are in possession of material inside information. In addition, employees may not disclose confidential information (including, but not limited to, information about pending or contemplated transactions for client accounts and client holdings) except to other employees who “need to know” that information to carry out their duties to clients.

The utmost caution and discretion is required in the use and disclosure of confidential information at all times. Employees who believe they may have received material non-public information should consult the Chief Compliance Officer or designee.

Please refer to the Material Non-Public Information Policy for further requirements governing conduct in this area.

Gifts and Entertainment

To maintain Brown Advisory’s high standards of integrity and conduct, employees may not solicit, receive or give gifts or entertainment that might influence or appear to a reasonable person to influence decisions you or the recipient(s) make in business dealings or transactions involving Brown Advisory, clients, or persons seeking to do business with the firm.

Please refer to the Gifts, Entertainment, Political and Charitable Contributions Policy for additional requirements in this area, including reporting requirements, and limits on gifts and entertainment.

Political Contributions

Employees must receive approval from the Chief Compliance Officer or designee prior to making political contributions, or providing gifts or entertainment to government officials. Strict limits are in place on political contributions to any candidate for state or local public office. Please refer to

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

the Compliance Request Portal on the Intranet for the appropriate form and the Gifts, Entertainment, Political and Charitable Contributions Policy for additional requirements in this area, including reporting requirements and limits.

Brown Advisory and its employees may not coordinate or solicit contributions for an official of a government entity to which the firm is seeking to provide advisory services. Gatekeepers and/or intermediaries may not be utilized to act on behalf of the firm in contravention of these restrictions.

Personal Trading Policy

I. Definitions a. Beneficial Interest means the opportunity, directly or indirectly, to profit or share in profit.

b. Employee means any employee of Brown Advisory Group Holdings LLC and its subsidiaries. For the purpose of the Personal Trading Policy, all Employees are deemed Access Persons as defined in Rule 204A-1 of the Investment Advisers Act of 1940.

c. Immediate Family means spouse or partner, minor child or other relatives who share the Employee’s household.

d. Employee-related Account means: 1. Personal brokerage accounts held in an Employee’s name.

2. Any joint, tenant-in-common or other account in which an Employee is an owner or participant.

3. Trust accounts if an Employee is a beneficiary of the trust; or an Employee is a trustee and a beneficiary of the Trust is a member of the Employee’s Immediate Family.

4. An account of a business entity in which an Employee owns a material economic interest.

5. House Accounts, as defined in Section I.g. below.

e. Fully Discretionary Account means an Employee-Related Account over which the Employee has no direct or indirect influence or control over the timing or nature of investment decisions (i.e., if investment discretion for that account has been delegated in writing to an investment manager and that discretion is not shared with the Employee).

f. Fund means any Brown Advisory Fund, Investment Solutions Group private fund, Investment Solutions Group direct investment, or representative account of a Brown Advisory single strategy product.

g. House Account means an account where the firm or an affiliate is the beneficial owner of at least 25%, a pooled account where Employees are the only beneficial owners, or pooled account where the Chief Compliance Officer or designee determines that

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Employees’ beneficial ownership warrants additional Compliance review and oversight.

II. Pre-clearance of Personal Trades1 a. Employees must pre-clear all trades in Employee-related Accounts, including options and other derivatives. Refer to the Compliance Request Portal on the Intranet for the appropriate form. Trades in House Accounts must be pre-cleared or subject to an alternate review process under the supervision of the Chief Compliance Officer or designee.

b. Trades will be reviewed for pre-clearance by the Trading Desk, Compliance Department or designee. Before granting approval, the reviewer must be satisfied that the transaction complies with the provisions of this Code of Ethics and presents no conflict of interest. Employees will be notified when their request has been approved. No trade subject to pre-clearance may be entered prior to the receipt of approval.

c. Pre-clearance approval is valid only until the close of business (market close) on the day it is granted, except in the case of UK employees pre-clearing trades for the following day’s local market opening. If an employee trade is not placed during the day or is placed but not fully executed, a new approval must be obtained.

1 Colleagues from Signature Financial Management Inc. (“Signature colleagues”) joining Brown Advisory via the registered investment adviser’s business combination with Brown Advisory are subject to the Personal Securities Trading Policy detailed in the Appendix.

III. Exempt Accounts a. Transactions in the following accounts are exempt from pre-clearance requirements: 1. Employee-related Trust Accounts where the firm serves as corporate trustee pursuant to a written agreement and the account is managed on a Fully Discretionary Basis (“Covered Trust Accounts”)

2. Fully Discretionary Accounts

3. Employee-related single strategy accounts that trade alongside of clients in an appropriate trading block. When trading in the block is not possible for such accounts, that account’s trading activity must be pre-cleared according to the standards set forth in Section II above.

b. Except as noted in Section VIII.a.5.a. below, Exempt Accounts noted in Section III.a. above are subject to all other provisions of the Code of Ethics.

IV. Exempt Transactions

The pre-clearance requirements set forth above do not apply to the purchase or sale of the following:

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

a. Shares of open-end mutual funds or UCITs

b. Transactions in options on indices

c. Direct obligations of the US Government

d. Direct obligations of the UK Government

e. Bankers’ acceptances

f. Bank certificates of deposits

g. Commercial paper

h. Repurchase agreements

i. Floating rate notes

j. Dividend reinvestment plans

k. Automatic transactions (e.g., purchases under dividend reinvestment plans, activity in employee salary deferral accounts)

l. Sales pursuant to standing instructions on public charity gift accounts where an Employee controls an account but has no beneficial interest

m. Transactions that are not voluntary on the part of the Employee (e.g., stock dividends or splits; mergers; other corporate reorganizations; margin calls).

n. Currency spot trades

V. Transaction Reporting

It is important to note that Employees must report all securities transactions (except IV. c., d., e., f., g., h., and j. above) in any Employee-Related Account.

To ensure compliance with this requirement, Employees must complete a request for any outside brokerage account and submit it to the Compliance Department for approval prior to opening the account. See the Compliance Request Portal on the Intranet for the appropriate form.

a. New Employees must report outside brokerage accounts to the Chief Compliance Officer or designee within 10 days of employment.

b. Employees must instruct any outside firm that maintains an Employee-Related Account to send duplicate copies of all transaction confirmations2 of account activity promptly to the firm.

c. Employees who maintain Employee-Related Accounts with the firm agree to allow the firm and necessary staff to access account information, activity and statements.

2 Documentation must include a) the date of the transaction, the title, and as applicable the exchange ticker symbol or CUSIP, interest rate, maturity date, number of shares and principal amount of each reportable security involved; b) the nature of the transaction; c) the price of the security at which the transaction was effected; c) the name of the broker, dealer or bank through which the transaction was effected; and d) the date of the documentation.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

VI. Disclosure of Holdings a. Initial Holdings Report – Within 10 days of employment, each Employee must submit an Initial Holdings Report to the Chief Compliance Officer or designee with information current as of a date no more than 45 days prior to the date the person becomes an employee. See the Compliance Request Portal on the Intranet for the appropriate form.

b. Annual Holdings Report - Each Employee must submit an Annual Holdings Report to the Chief Compliance Officer or designee. The information in the Annual Holdings Report must be current as of a date no more than 45 days before the report is submitted.

VII. Certification of Compliance - As part of initial and annual holdings reports, Employees are required to certify that they have read, understand, have complied, and will comply with the Code of Ethics.

VIII. Trading Restrictions3 a. In addition to pre-clearance and reporting requirements, the firm has imposed certain substantive restrictions on personal securities trading. Any transaction in an Employee-Related Account (except for those transactions listed in Section IV. above) must comply with the following sections. To the extent that trading in a security is restricted, trading in options on or instruments convertible into that security also will be restricted. Investment Persons should not acquire a security that would be suitable for a client without first considering whether to recommend or purchase that security to or for the client’s account.

3 Colleagues from Signature Financial Management Inc. (“Signature colleagues”) joining Brown Advisory via the registered investment adviser’s business combination with Brown Advisory are subject to the Personal Securities Trading Policy detailed in the Appendix.

1. Initial Public Offerings - Employees may not acquire securities in an initial public offering through an Employee-Related Account.

2. Private Placements - Employees and House Accounts may not acquire securities in an outside private placement without prior written approval of the Chief Compliance Officer or designee. Subsequent capital contributions to such a fund do not require approval, provided that the timing and amount of the contribution are not within the Employee’s control. To obtain approval for an outside private placement, an Employee must complete a Request for Approval of Private Placement (see the Compliance Request Portal on the Intranet) and submit

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

it to the Chief Compliance Officer or designee. Investments by Employees or House Accounts in any private investment fund administered by the firm do not require the completion of a Request for Approval of Private Placement form. The Chief Compliance Officer or designee will review an internal report of subscriptions by Employees and House Accounts before such transactions are approved.

3. House Accounts – House Accounts must trade alongside of clients in an appropriate trading block. When trading in the block is not possible for a House Account, that account’s trading activity must be pre-cleared according to the standards set forth in Section II above.

4. Blackout Periods - In addition to any other sanction provided for under the Code of Ethics, profits realized in connection with a transaction during a blackout period in contravention of the Code of Ethics must generally be disgorged.

1. Pending Trades a. Employees may not purchase or sell a security in an Employee-Related Account on a day during which any client or Fund has a pending order in the same (or an equivalent) security. This restriction applies until the client or Fund order has been executed or cancelled.

2. Securities Under Consideration a. Employees may not purchase or sell a security in an Employee-Related Account if such Employee is aware that a transaction in the same (or an equivalent) security is being considered for any client or that a decision has been made to effect such a transaction.

3. Fund Trades a. Employees may not purchase or sell a security in an Employee-Related Account for a period of four business days before and after a Fund trades the same (or an equivalent) security.

4. Gray or Restricted Lists a. Employees may not purchase or sell a security in an Employee Related Account if such security is listed on the firm’s Gray or Restricted Lists.

5. Transactions in Certain Trust Accounts, Fully Discretionary Accounts and Employee-related Accounts that Trade in an Appropriate Trading Block a. Notwithstanding the blackout periods set forth above, Covered Trust Accounts, Fully Discretionary Accounts, House Accounts and Employee-related single strategy

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

accounts that trade alongside of clients in an appropriate trading block are permitted to trade along with Non-Employee-Related Accounts, including a Fund. In accordance with the firm’s allocation policy, such accounts managed by the firm must receive an average price execution and, in the event of a partial fill, must be allocated shares on terms that are no more or less favorable than other similarly-situated clients so that the client and any Fund will not be disadvantaged.

6. Blackout Period Exemptions a. Although subject to pre-clearance, transactions involving securities in certain large companies will be exempt from blackout period requirements under normal circumstances, if such transactions involve 1) no more than $200,000 per trade per day in companies with 2) market capitalization of $2.5 billion or greater and 3) the trade meets the other pre-clearance requirements above.

b. If an Employee is found to have traded in Employee-Related Account during the four business days period before a Fund trades the same (or an equivalent) security, that Employee may be deemed to have not violated the Code of Ethics, if after investigation, the Chief Compliance Officer or designee determines that the Employee could not reasonably have known such a trade would have been effected by the Fund.

7. Short-Term Trading a. Accounts subject to pre-clearance and the blackout period may not profit from the purchase and sale, or sale and purchase, of the same (or an equivalent) security held by a Fund or on the Supplemental List within 30 calendar days. In addition to any other sanction provided for under the Code of Ethics, profits realized from short-term trading must be disgorged unless the trade was approved pursuant to Section IX below.

IX. Exceptions a. Exceptions to the Code of Ethics may be granted in special circumstances. Requests should be submitted in writing to the Chief Compliance Officer or designee. The Chief Executive Officer, the Chief Compliance Officer, the Director of Research, the Head Trader and the Chief Investment Officer (“CIO”) are authorized to review such requests on a case-by-case basis and may grant the request only in agreement with

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

the Chief Compliance Officer or designee if the conduct involved does not appear to present any material opportunity for abuse and the equities of the situation strongly support an exception. The firm must maintain a written record of such exceptions.

X. Sanctions a. If the firm determines that an Employee has violated the Code of Ethics, the firm will take such remedial action as it deems appropriate. Sanctions will vary but may include unwinding of trades, disgorgement of profits, censure, limitation or prohibition of personal trading, suspension, or termination of employment. Without in any way limiting the foregoing, the firm generally may impose the following sanctions (although the firm may impose different or additional sanctions in its discretion): 1. If an Employee does not obtain pre-clearance or violates a trading restriction, the Employee may be requested to reverse the transaction in question and to disgorge any profits to the applicable client(s), or to a charity selected by the firm. Failure to comply with such a request is grounds for dismissal.

2. If an Employee does not submit an initial or annual holdings report on a timely basis, the Employee may be barred from further personal trading, may not be reimbursed for any expenses (e.g., travel, education), and may not be compensated until the report is provided.

3. If the firm does not receive duplicate copies of transaction confirmations of account activity for an Employee-Related Account on a timely basis, the Employee may be barred from further personal trading, may not be reimbursed for any expenses (e.g., travel, education), and may not be compensated until the Employee takes appropriate steps to ensure compliance with the Code of Ethics. An occasional late or missing statement should not result in a sanction provided that the Employee has given instructions to the institution maintaining the Employee-Related Account in accordance with Section V.b. above.

XI. Board Reporting a. The Chief Compliance Officer or designee will prepare a quarterly written report on material violations of the Code of Ethics and related issues and present the report to the firm’s Audit Committee. In addition, the Chief Compliance Officer or designee will prepare such information as the Board of

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Directors for each Brown Advisory Fund may require with respect to violations of the Code of Ethics.

2. CONFLICTS OF INTEREST

The firm recognizes its fundamental duty of undivided loyalty to its clients. Accordingly, the firm will exercise its powers and manage the assets entrusted to it independently of the firm’s corporate operations objectively and for the exclusive benefit of its clients, and will require its employees to avoid conscious conflicts as well as the mere appearance of conflicts between their own interests and those of its clients or the firm itself.

3. USE OF MATERIAL NONPUBLIC INFORMATION

Any firm employee who comes into possession of inside (non-public) information must bring such information to the attention of the CEO, CCO or CIO or designees. The CEO, CCO and CIO or designees will determine whether to direct investment personnel to refrain from trading in, or recommending, the securities concerned while such information remains undisclosed to the investing public.

If there is any question of whether or not particular information may be deemed "insider", the matter should be brought to the immediate attention of the CEO, CCO or CIO or designees.

4. CONFIDENTIALITY OF CLIENT ACCOUNTS AND HANDLING OF CONFIDENTIAL/PROPRIETARY INFORMATION

The firm’s policy on confidentiality and proprietary information is set forth on the Human Resource page of the Intranet under the Policies section and later in this manual. In addition, all clients will be apprised annually of the firm’s current policy on confidentiality and privacy issues. Refer to the firm’s public internet Website for a copy of the current Notice to Clients.

5. GIFTS, ENTERTAINMENT, POLITICAL AND CHARITABLE CONTRIBUTIONS POLICY

Background

The giving of business gifts and entertainment is a customary way to strengthen business relationships. This includes the giving of gifts and entertainment with clients, consultants, broker-dealers, research providers, vendors, companies in which we may invest, and others with whom the firm

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

does business. However, international laws, federal laws, state laws, and often our client agreements contain numerous restrictions on the giving and receiving of gifts and entertainment, particularly with respect to governmental and public officials. In addition to these legal restrictions, the giving and receiving of gifts and entertainment can create the appearance of potential conflicts of interest. As fiduciaries to our clients, we must always place our clients’ interests first and cannot allow gifts or entertainment opportunities to influence actions we take on behalf of our clients. Accordingly, this policy (“Policy”) has been adopted by Brown Advisory and its affiliates related to the giving and receiving of gifts.

Anti-Bribery Statement

Brown Advisory is committed to carrying out its business fairly, honestly and openly. Brown Advisory has a commitment to zero tolerance towards bribery. The consequences of breaching the firm’s Policy are serious and could include internal disciplinary action as well as criminal charges.

General Guidelines

Neither Brown Advisory nor any employee of Brown Advisory may give any gift in excess of $100 (determined by using the higher of retail value or actual cost exclusive of tax and delivery charges) per year to any person, principal, proprietor, employee, agent or representative of any person or entity (“Other Party”) where such gift is in relation to the business of Brown Advisory; provided, however, that an employee of a Brown Advisory entity other than Brown Advisory Securities (which includes any employee who is employed both by Brown Advisory Securities and any other Brown Advisory entity) may request approval of a gift in excess of $100 to an Other Party. Any such request must be submitted to, and approved by, the Chief Compliance Officer (or designee) of Brown Advisory. The limit for employees of Brown Advisory Ltd. (other than Brown Advisory Ltd. employees who are also employees of Brown Advisory) is detailed in the Brown Advisory Ltd. Policy Manual.

Employees are generally discouraged from accepting gifts from Other Parties; however, under no circumstances are employees to accept gifts from Other Parties exceeding $100, in the aggregate, per calendar year per Other Party. Gifts exceeding $100 in value must be returned, given to charity or shared with a group of associates or team so long as the value per employee (based on number of shared employees) falls below the aggregate annual limit maximum for each employee, when combined with other gifts received by the associate from that Other Party.

The term “gifts” encompasses a wide range of gifts, benefits, compensation or consideration including, without limitation, tickets to sporting events, golf, theater events and concerts, plane tickets, clothing, watches and jewelry, sports equipment and memorabilia, food, alcohol and cash/gift cards. The

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

term “gift” does not include any gifts, benefits, compensation or consideration given to or received from a personal acquaintance (who is not a Government Official, as hereinafter defined) for reasons unrelated to an employee’s professional duties (such as housewarming, graduation or birthday gifts). Gifts exclude prizes won from a raffle (such as at a conference) as long as the value of the prize is not so exorbitant that is raises questions of propriety. Gifts also exclude the acceptance of meals or lodging by colleagues in return for speaking at a conference. However, colleagues may not accept a gift of lodging or air travel in connection with any entertainment opportunity if excessive in value.

Except as otherwise noted herein, branded items of de minimis value ($50/ or less), such as baseball caps, golf balls, book bags, deal-related Lucite cubes or t-shirts may periodically be given/received to/from Other Parties (other than Government Officials) and are not considered gifts that must be pre-approved or tracked and are not included in calculating the $100, as appropriate, cumulative limit.

Employees must observe the following guidelines when giving or receiving gifts:

• All gifts, given or received, should be reasonable, customary and in accordance with normally accepted business practices;

• A colleague can only accept or give a gift that would be an appropriate business expense;

• All gifts and/or entertainment, given or received, must be permitted by law and permitted by the Other Party’s own policies; Colleagues are expected to be familiar with their clients’ policies relating to gifts and entertainment and with any policies of a retirement plan fiduciary relating to gifts;

• Never offer or accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence decision-making;

• Never offer or accept extravagant or excessive entertainment to or from a current or prospective investor, consultant, third-party marketer, or fund manager, regardless of whether Brown Advisory has a business relationship with such person or entity;

• Never offer or accept cash gifts or cash equivalents;

• Never offer anything of value to an Other Party to influence or reward action;

• Never offer or accept a business courtesy (such as a gift or entertainment) under circumstances that might create the appearance of impropriety; and

• Never offer or accept a gift if public disclosure of the gift would be embarrassing to Brown Advisory or the third party.

Employees of Brown Advisory Limited are subject to this Policy and the Anti-Bribery Policy set out in the Brown Advisory Limited Compliance Manual (available on the intranet). Please refer to the Brown Advisory Ltd. Compliance

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Manual for more specific details regarding Gifts and Entertainment practices and reporting as well as £ equivalent limits.

Brown Advisory Securities Gifts

Brown Advisory Securities employees are subject to additional requirements contained in the Brown Advisory Securities Gifts Policy. Please refer to that document for full details.

Brown Advisory Securities must aggregate all gifts given by the entity and its associated persons to a particular recipient over the course of each calendar year. Therefore, any employee of Brown Advisory Securities must promptly disclose to a Designated Supervisor any gift (received or given) valued at $50 or more.

Entertainment

Business entertainment (such as an occasional meal, sporting event, theater production or comparable entertainment event) is authorized for parties other than Government Officials (and not considered part of the $100 cumulative level) only if such entertainment is neither so frequent nor so extensive as to raise any question of propriety. A Brown Advisory employee or employees must be present for all such entertainment events.

Business meals are permitted provided that neither the cost nor the frequency is excessive and there is a legitimate business purpose. If the host is a broker-dealer or research provider, the host must be reimbursed for the full amount of your proportionate share of the total cost of the meal if the approximate value of the meal is more than $100 or the local equivalent.

The firm recognizes that participation in entertainment opportunities with representatives from organizations with which the firm does business, such as consultants, broker-dealers, research providers, vendors, and companies in which we invest, can help to further legitimate business interests. However, participation in such entertainment opportunities should be infrequent and is subject to the following conditions.

• A representative of the hosting organization must be present; and

• The primary purpose of the event must be to discuss business or to build a business relationship.

Employees are not permitted to accept entertainment from Other Parties or provide entertainment to Other Parties that is:

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

• Lavish, excessive or inappropriate as to raise questions of propriety;

• Not a customary type of amenity in light of the facts and circumstances;

• Too extensive or frequent as to raise questions of propriety;

• Not serving a legitimate business purpose; or

• An expense reimbursed by an Other Party for entertainment that is not permitted under this Policy;

Reporting Requirements

Within thirty days of giving or receiving a gift, regardless of dollar amount, (as described above) or entertainment (entertainment of a value over $350 only), all employees are required to disclose all such events by that employee. With respect to strategy research analysts and strategy investment personnel, there is a $50 entertainment threshold reporting requirement.

Reporting must be provided to the Chief Compliance Officer or designee, who will maintain records of the same. Gifts and entertainment provided to the Chief Executive Officer that are material in value will also be reported to the Chairman of the Audit Committee. The report must include the following information:

• The employee’s name;

• The name of the firm who gave the gift or entertainment;

• The name of the individual at the gifting or entertaining firm;

• A description of the gift or entertainment;

• The date when the gift or entertainment was received by the recipient;

• If the gift is an event, a list of attendees at the event;

• Estimated value of the gift or entertainment;

• A description of all airfare that was part of the gift or entertainment, including the use of a private jet;

• A description of all paid meals that were part of the gift or entertainment;

• The estimated value of the meal;

• Whether the recipient reimbursed the giver of the gift and, if so, the amount of such reimbursement; and

• Documentation of any reimbursement.

In addition, each year each employee will be required to certify as to whether he or she has given or received any gift during the prior year that must be reported to the Chief Compliance Officer or designee as set forth above.

While gifts and entertainment given by Brown Advisory employees are tracked via the software utilized by Brown Advisory’s Accounting and Finance Department to process travel and entertainment expenses, gifts and entertainment received as described above must be reported directly to Compliance.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Gifts to Government Officials

Notwithstanding anything set forth in the Policy, the prior approval of the Chief Compliance Officer or designee will be required with respect to the giving or receiving of any gift (including any cash, gifts, meals, entertainment, and services) given to or received from any Government Official. For purposes of this Policy, a “Government Official” means:

• any officer, employee, agent, representative or other person acting on behalf of a:

o branch of government, whether national, provincial or local, as well as all governmental departments and agencies, e.g., state universities, public hospitals, and state and local public employee pension funds,

o wholly or partially government-owned or -controlled entity,

o public, international organization (e.g., International Monetary Fund, World Bank),

o Self-Regulatory Organization (“SRO”); or

o Political Party;

• Individuals acting in an official capacity or on behalf of any government or public international organization (e.g., an official advisor to the government, including investment advisers and consultants); and

• Candidates for public office.

Political Contributions

Rule 206(4)-5 under the Investment Advisers Act of 1940 prohibits an investment adviser from providing compensated services to a state or local government entity if the adviser makes contributions to a public official in a position to influence the award of that advisory business.

Definitions

A “contribution” is any gift, payment of money, loan, or anything of value made for the purpose of influencing an election, including the payment of debt in connection with an election and donations for inaugural expenses incurred by a successful candidate for state or local office. A contribution does not include voluntary donations of time by an individual, if Brown Advisory has not solicited the individual’s efforts and Brown Advisory's resources (such as office space and telephones) are not used.

A “Governmental Entity” includes: (i) any agency, authority, or instrumentality of a U.S. state or political subdivision; (ii) a pool of assets sponsored or established by a state or political subdivision or any agency, authority or instrumentality thereof, such as a defined benefit plan; (iii) a plan or program of a government entity, which includes participant directed investment programs, such as a qualified tuition plan; and (iv) officers, agents, or employees of a state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

“Covered Investment Pools” are (i) registered investment companies (e.g., mutual funds), provided that such funds are an investment option of a plan or program of a Government Entity, and (ii) entities that are exempt from registering under the Investment Company Act because they either (A) have less than 100 shareholders (“3(c)(1) funds”), (B) have only qualified purchasers (“3(c)(7) funds”) or (C) are collective investment funds maintained by a bank (“3(c)(11) funds”).

Restrictions on Contributions

For state and local elections, or elections to federal office where the candidate holds a state or local government position: Employees may not make contributions in excess of $350 per election per candidate if the employee can vote for the candidate and $150 if the employee cannot vote for the candidate. Primaries and general elections are considered separate elections for the purpose of this limit.

Brown Advisory and its employees may not coordinate or solicit contributions to candidates or officials of a government entity to which Brown Advisory provides or seeks to provide investment advisory services. Employees may not attend fund raisers or political events if their spouse has purchased tickets or made a donation in excess of the limits above to allow an employee access to the event.

Gatekeepers and/or intermediaries, including family members, may not be utilized to act on behalf of the firm or employees in contravention of these restrictions.

Employees must pre-clear all political contributions that they or a member of their household plan to make – whether to a candidate, political party, political action committee (PAC) or advocacy group –with the Chief Compliance Officer or designee, prior to making any such contributions. Exceptions may be granted in special circumstances.

Requests should be submitted in writing to the Chief Compliance Officer or designee. Please See the Compliance Request Portal on the Intranet for the appropriate form.

Restrictions on Using Third-party Placement Agents and Solicitors

Brown Advisory and its employees are prohibited from paying a third-party solicitor or placement agent to solicit business from any Government Entity unless such third-party solicitor or placement agent is an SEC-registered Investment Adviser or a registered broker-dealer subject to similar pay-to-play restrictions.

State and Local Laws

In addition to federal, state, non-U.S. and local gift and entertainment laws

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

governing interaction with government and public officials, additional regulations exist that govern or limit political contributions that may be made by employees to government and public officials. Some states have conflict of interest laws (sometimes referred to as procurement lobbying laws) that require individuals soliciting governmental entities for the sale of banking and investment products to register and report on their activities as “lobbyists” if they meet certain thresholds. Additionally, some states and localities have “pay-to-play laws” that prohibit companies from doing business with governmental entities if the company or its employees (or a member of the employee’s family) have made political contributions above a certain amount to covered officials or candidates. These laws also may require Brown Advisory to solicit information on employee contributions in order to be qualified to do business with the entity. When employees interact with Government Officials or seeks governmental business, they must be aware that these types of laws exist.

Since Brown Advisory is registered as a Municipal Advisor with the SEC and the Municipal Securities Rulemaking Board, additional prohibitions and limits extend to the firm as a municipal advisor and to the firm’s municipal advisory professionals. Please refer to the Brown Advisory Municipal Advisory Policy manual for more specific details regarding political contributions and prohibitions regarding its municipal securities business.

Recordkeeping

Records regarding political contributions and payments to placement agents and solicitors must be maintained for six years, the first two on site, including (i) a list of all Government Entities to which the firm’s registered investment advisers provide or have provided investment advisory services (this includes any Government Entity that is an investor in a Covered Investment Pool that received investment advisory services from the investment adviser) in the past five years, (ii) the name and business address of each placement agent and solicitor retained by the investment adviser to solicit a Government Entity, (iii) all direct and indirect contributions made by Brown Advisory or any of its employees to an official of a Government Entity and all direct or indirect payments to a political party of a state or political subdivision thereof or to a political action committee.

Employee Retirement Income Security Act of 1974 (“ERISA”) and Unions

ERISA prohibits fiduciaries to ERISA-covered plans from receiving any consideration in connection with a transaction involving the assets of an ERISA plan. Section 4975 of the Internal Revenue Code of 1986, as amended, contains a similar prohibition for individual retirement plans such as IRAs. Although these provisions could be construed as prohibiting routine gifts and entertainment, case law on the application of these provisions is not well developed. Additionally, ERISA’s reporting requirements require

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

detailed disclosure of direct and indirect compensation received by ERISA plan service providers such as Brown Advisory. Therefore, in addition to the usual requirements involving gifts and entertainment, Brown Advisory and its employees should normally avoid giving or accepting gifts that relate to ERISA accounts and IRAs and avoid all but routine entertainment for such accounts.

With respect to Other Parties that are private-sector unions, union officials, pension or other employee benefit plans sponsored by such unions, or employees or union-appointed trustees of such plans, Brown Advisory must file DOL Form LM-10 if Brown Advisory provides anything of value (including gifts, meals, and other client entertainment) to any such union or to persons associated with the union or plan such as union officials or union-appointed trustees) in excess of $250 per union or person per year. As a general rule, Brown Advisory employees should limit or altogether avoid providing such union Other Parties with gifts, meals, and other entertainment.

Charitable Contributions

A charitable donation may be made to a public charity, a foundation, or non-profit entity (e.g., an organization that is exempt from federal taxation under Section 501(c)(3) of the Internal Revenue Code), and is not considered a gift.

Charitable donations made to entities established, financed, maintained or controlled by a federal, state or local Government Official or at the request of such a Government Official must be pre-approved by the Chief Compliance Officer or designee.

Charitable donations solicited by an employee of a Brown Advisory client acting in a fiduciary capacity (e.g., employees of an investment company, pension fund or investment manager) also must be pre-approved by the Chief Compliance Officer or designee.

6. ERRORS/INCIDENTS

The firm encourages prompt and complete disclosure of any error or incident incurred in the course of business. The firm encourages and rewards employees who report errors and incidents and will discipline employees who fail to report them.

Upon the occurrence of an error or incident:

1. The client will be made whole;

2. The client will be informed of the error/incident and related action to make client whole; and

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

3. The employees involved will complete the applicable Incident Report, giving special attention to any new procedures or controls implemented to limit the potential recurrence.

Gains resulting from an error or incident will generally be left in the client’s account. In certain circumstances it may be appropriate to move transactions made in error to a firm error account, or take other steps causing the firm to retain gains. The CEO, CFO/COO and Chief Investment Officer or their designees are empowered to make such a determination.

In addition, employees of Brown Advisory Securities, LLC are governed by the policy set forth in the Securities Compliance Manual.

7. COMPLAINTS

The firm encourages prompt disclosure to the management of the firm of all formal customer complaints. The firm requires that all customer complaints will be addressed promptly and completely. Any employee who has knowledge of a formal complaint will immediately notify his or her supervisor, or in his or her supervisor’s absence, the CEO or CFO/COO. The employee’s supervisor must immediately submit a written summary with all relevant aspects of the complaint to the CEO or CFO/COO and CCO or designees.

In addition, it is important that all employees understand Brown Advisory's commitment to the highest, ethical standards in the conduct of its business. Our policy is to encourage any employee who may have concerns relating to whether our business is being conducted in accordance with such commitment to speak up without fear of being penalized. The CEO’s door, and that of other senior members of Brown Advisory, is always open to listen to any concerns about the integrity with which the firm's business is being conducted. If, for any reason, any employee is uncomfortable in communicating such concerns with the CEO or any other senior member of Brown Advisory, an employee should know that they may contact, on a confidential basis, any member of the Audit Committee of our Board of Directors. These email addresses are available on the Compliance section of the intranet.

8. THREATENED OR PENDING LITIGATION

Firm personnel will immediately report any threatened or pending litigation against or by the firm as fiduciary or as a corporate entity, to the firm's CEO, CCO and COO/CFO or designees.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

9. FIRM COMMUNICATION TO THE PRESS

No communication by any employee or director concerning any matters related to Brown Advisory, its employees or its clients will be made to the press unless that communication has been coordinated through the Chief Executive Officer, Co-Heads of Messaging and Chief Compliance Officer or designees.

10. APPROVAL FOR RETENTION OF OUTSIDE LEGAL COUNSEL

No employee will engage outside counsel on behalf of the firm without the prior consent of the CEO, CCO or COO/CFO or designees.

11. SEPARATION OF DUTIES AND DUAL CONTROL

The firm will seek to allocate all administrative, financial and operational functions and supervisory responsibilities among persons who have separate duties and are independent of one another. To assure compliance with this policy, procedures should provide for:

A. The appropriate separation of duties among those who initiate transactions, maintain books and records and maintain custody over or control the movement of securities and other assets;

B. Dual control of fiduciary assets as required by law;

C. Dual control in connection with the transfer and redemption of securities;

D. The independence of account officers and employees approving or reconciling accounts from those disbursing funds; and,

E. The prohibition of receipt or release of securities or other assets without supporting documents and authorization tickets signed by authorized individuals who are independent of the transaction being processed.

12. UNAUTHORIZED PRACTICE OF LAW

It is the policy of the firm that no employee may function as an attorney-at-law on behalf of a client.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

13. VOTING BROWN ADVISORY GROUP HOLDINGS LLC EQUITY

It is the policy of the firm, when it acts as sole trustee, to vote the shares of its parent company stock held in trust in accordance with the best interests of the beneficiaries and solely in the light of the purposes for which each account was created. If the firm acts as co-fiduciary with other persons, such other persons will vote the proxy for Brown Advisory Group Holdings LLC equity to the extent such authority may be delegated..

14. COMMUNICATION OF NON-FIRM BUSINESS

No employee will use Brown Advisory letterhead or the Brown Advisory logo for any purpose other than for business.

15. SUPERVISION POLICY

I. Policy Summary

This policy sets requirements for developing and maintaining processes designed to provide reasonable assurance that the activities of all employees of Brown Advisory are effectively supervised.

The head of each group has responsibility for developing and implementing procedures designed to provide for the reasonable supervision of all employees in that group and their activities. In addition, the head of each group and all other employees in a supervisory capacity are responsible for providing assurance that employees and their activities are conducted in compliance with applicable laws, regulatory requirements, client restrictions, and firm policies.

Section 203(e)(6) of the Investment Advisers Act states, in summary, that reasonable supervision consists of two required parts:

1. Established procedures, and a system for applying such procedures, which would reasonably be expected to prevent and detect violations of federal securities laws; and

2. Reasonable discharging of the duties and obligations incumbent upon supervisors through such procedures without

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

reasonable cause to believe that such procedures and system were not being complied with.

II. General Requirements

The elements of reasonable supervision and supervisory responsibility generally require each supervisor to maintain the following:

1. Documentation of roles and responsibilities – Ensure that each employee’s reporting lines, roles and responsibilities are clear and documented through functional organizational charts or other reasonable means.

2. Training – Ensure that employees receive adequate training to provide reasonable assurance that employees have a working understanding of the laws, regulations and policies that apply to the business unit’s activities. This includes, among other things, communicating that compliance with the law is every employee’s responsibility, and that clients’ interests are of primary concern.

3. Group Procedures – Establish, maintain and implement written policies and procedures covering the group’s activities which are designed to reasonably ensure that violations of the law, regulations, and firm policy will be prevented and detected. The procedures should be tailored to the group’s operations, and should be clear and straightforward.

4. Monitoring – Implement a system of monitoring and oversight to reasonably ensure that employees of that group are not violating applicable laws, regulations and firm policies. Such monitoring includes promptly investigating any questionable circumstances, “red flags” or other indications of potential irregularities, and taking appropriate actions.

5. Evidence – Each group must implement reasonable measures to demonstrate evidence of supervision.

6. Violation Reporting – Report and document all violations of applicable laws, regulations and the firm’s policies when violations are suspected or detected. Violations should be reported to the Chief Compliance Officer or designee and escalated, as appropriate, up the supervisory reporting chain until the problem has been investigated and resolved.

7. Correction and Disciplinary Action – Take prompt and appropriate disciplinary and/or corrective action when violations are detected, in order to (i) minimize the risk that any violation is repeated and (ii) reasonably ensure that the group’s procedures continue to be effective.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

III. Elements of Reasonable Supervision and Supervisory Responsibility

Employees in supervisory positions may, at their reasonable discretion, delegate supervisory functions and tasks to other employees under their supervision. However, primary responsibility for supervision may not be delegated. The supervisor must maintain proper oversight to ensure that delegated supervisory functions and tasks are diligently and properly performed. The supervisory processes must be documented, as appropriate, and must reasonably evidence (e.g., reports, checklists) that the supervisory processes have occurred.

Delegation of supervisory functions and tasks should only be made to employees reasonably capable of discharging those supervisory functions and tasks in a satisfactory manner. In cases of delegation of supervisory functions and tasks, such delegation including, but not limited to, its scope should be clearly defined.

IV. Additional Responsibilities under FINRA

Brown Advisory Securities and those employees with licenses under that entity are subject to additional requirements. The Brown Advisory Securities Compliance Manual provides further details, in addition to the requirements outlined below.

FINRA requires, among other things, that: 1) All persons engaged in a member’s securities business must be appropriately licensed prior to acting in a capacity which requires registration, 2) All persons engaged in the supervision of a registered representative must be registered as a principal and 3) That each member will establish and maintain a system to supervise the registered representative, registered principal, and associate persons, reasonably designed to ensure compliance with applicable securities laws and regulations and FINRA Rules.

V. Recordkeeping

At a minimum, the types of records listed below must be properly maintained by each group in order to evidence compliance with this policy:

1. Documentation of roles and responsibilities, including any delegation

2. Written group procedures

3. Evidence of supervision

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

4. Documentation of violations

16. OFFICERS OR EMPLOYEES SERVING AS CO-FIDUCIARY WITH THE FIRM

The firm will prohibit its officers and employees from serving as co-fiduciary with the firm, unless the appointment is first approved by its Board of Directors, the CEO or the Trust Investment Committee. The CEO will not decide whether to approve his own appointment as co-fiduciary with the firm, and in general all approvals made by the CEO will be submitted to the Trust Investment Committee for ratification. Whenever the firm has approved an employee’s service as a co-fiduciary with the firm, the firm will indemnify and hold the employee harmless against all claims or liability arising from the employee’s service as trustee to the extent provided in the By-Laws of the firm. Any appointment of an employee as co-fiduciary must be reported to the CCO or designee.

17. ANALYSTS CONFLICTS – REGULATION AC

Certifications in Connection with Public Appearances

In order to comply with SEC Regulation AC, Brown Advisory Securities must make a record within 30 days after any calendar quarter in which any research analyst (“research analyst”) made a public appearance. The record to be maintained will be the quarterly certification, a copy of which may also be found on the Intranet. A research analyst may not participate in a public appearance without obtaining prior approval of the Director of Research.

For purposes of this Policy, public appearance means any participation by a research analyst in a seminar, forum (including an interactive electronic forum), or radio or television or other interview, in which the research analyst makes a specific recommendation or provides information reasonably sufficient upon which to base an investment decision about a security or an issuer.

Record Retention

Brown Advisory Securities will preserve the analyst certification in accordance with Rule 17a-4 under the Securities Exchange Act of 1934 and for a period of not less than 3 years, the first 2 years in an accessible place.

Certifications in Connection with Research Reports

All research prepared for public distribution must contain a clear and prominent certification by the analyst(s) that attests that:

All of the views expressed in the research report accurately reflect the research analyst's personal views about any and all of the subject securities or issuers; and

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

No part of the research analyst's compensation was, is, or will be, directly or indirectly, related to the specific recommendations or views expressed by the research analyst in the research report.

18. PROHIBITION OF RECIPROCAL ARRANGEMENTS POLICY

Under no circumstances may any Brown Advisory employee enter into an arrangement with any financial institution, broker-dealer, prime broker, investment adviser or investment vehicle for the purpose of directing brokerage commissions in exchange for either the sale of Brown Advisory products or investing assets with Brown Advisory, including situations that give rise to indirect compensation such as “step outs” or similar arrangements.

This policy does not prohibit directing portfolio transactions of any managed account or investment company to broker-dealers that also sell shares of an investment company, provided that broker-dealer fully meets best execution criteria and the selection of that broker-dealer is not influenced by any arrangement to sell shares of an investment company or other Brown Advisory product.

This policy also does not prohibit directed brokerage arrangements whereby a Brown Advisory client has directed Brown Advisory to use a specific broker-dealer for a portion or all of that client’s transactions. Directed brokerage agreements must be in writing and approved by Compliance.

Interactions between trading personnel and sales or marketing personnel should be limited. Under no circumstances may an employee engaged in sales or marketing seek to influence an employee engaged in trading functions to direct brokerage transactions to broker-dealers with which Brown Advisory has or has previously had arrangements to sell or promote any Brown Advisory product.

19. LATE TRADING AND MARKET TIMING OF MUTUAL FUNDS

Brown Advisory employees are prohibited from engaging in late trading and/or market timing of mutual funds.

Late trading occurs when purchase or redemption orders are received by an open-ended mutual fund after the close of business, but are filled at that day's price rather than the next day’s price. Investors who seek to purchase or redeem mutual fund transactions after the close of trading at the NAV calculated for the same trading day gain the possibility of an information

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

advantage based on after-close news that could affect value of the mutual fund’s holdings but is not reflected in the NAV pricing for that day. Market timing involves short-term trading of open-ended mutual fund securities to take advantage of short-term discrepancies between the price of a mutual fund's securities and the stale values of the securities within the fund’s portfolio. Market timing transactions include mutual fund trades that occur when the purchaser or seller believes that the mutual fund’s NAV does not fully reflect the value of the fund’s holdings.

Brown Advisory’s mutual funds are intended for long-term investors and do not accommodate frequent transactions. Market-timers who engage in frequent purchases and redemptions can disrupt a fund’s investment program and create additional transaction costs that are borne by all of a fund’s shareholders. The Board of Trustees of the Brown Advisory Funds (the “Funds”) has adopted policies and procedures that are designed to discourage excessive, short-term trading and other abusive trading practices that may disrupt portfolio management strategies and harm performance. In addition, the Funds discourage excessive, short-term trading and other abusive trading practices and the Funds may use a variety of techniques to monitor trading activity and detect abusive trading practices. These steps may include, among other things, the imposition of redemption fees, if necessary, monitoring trading activity, or using fair value pricing when appropriate, under procedures as adopted by the Board when Brown Advisory determines current market prices are not readily available. Although these efforts are designed to discourage abusive trading practices, these tools cannot eliminate the possibility that such activity will occur. The Funds seek to exercise their judgment in implementing these tools to the best of its ability in a manner that it believes is consistent with shareholder interests. Except as noted in the Funds’ Prospectus, the Funds apply all restrictions uniformly in all applicable cases.

20. CONFIDENTIAL AND PROPRIETARY INFORMATION

Information is a valuable corporate asset. Open and effective dissemination of information is critical to our success. However, much information about the firm's business activities is confidential or proprietary. Confidential information is information the firm considers private and that is not common knowledge outside the firm. Proprietary information is information the firm owns, develops, pays to have developed, or to which it has an exclusive right.

Confidential and proprietary information includes:

• Any account, personal or financial information with respect to a client or prospective client or any other confidential information concerning the firm’s relationship with, or the handling of, the affairs of a client of the firm;

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

• Documents, records, or other information concerning the firm's marketing plans or activities;

• Documents, records, or other information concerning the firm's business strategies, business results, and financial data;

• Employee records;

• Software or computer systems developed by the firm;

• The firm's processes, procedures, and know-how;

• Organizational information; and

• Any other information that could be of use to a competitor to place the Firm at a competitive disadvantage.

Because the disclosure of such information could seriously damage the firm's interest, safeguarding this information is the responsibility of all employees. If you learn about firm proprietary or confidential information during the course of your employment, you should be careful not to share it with others - including fellow employees - unless they need to know it for a legitimate business reason.

Pursuant to this agreement, employees, interns and temporary workers of Brown Advisory agree not to acknowledge, to anyone outside of the firm, whether any individual or business entity is in fact a client of the firm.

Client information or records should be disclosed only under the following conditions:

• The request for information is made by a party whose beneficial interest entitles him to such information under the law;

• The request for information is made by court order or subpoena;

• The request for information is made by the Securities and Exchange Commission or state banking authorities having an official interest in examination and supervision of the firm; or

• The Chief Executive Officer or designee determines that disclosure is in the best interest of the client.

Just as the firm values and protects its own confidential and proprietary information, it is our policy and practice to respect the confidential and proprietary information of others.

Violation of this policy by an employee shall be grounds for severe disciplinary action, up to and including termination.

21. IDENTITY THEFT PROGRAM

Purpose

In 2013, the SEC and CFTC jointly adopted rules and guidelines that require certain regulated entities that are subject to the SEC’s or CFTC’s enforcement authority to establish programs to address risks of identity theft. The SEC’s

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

rules (“Red Flags Rules”) require certain SEC-regulated entities to develop and implement a written program designed to detect, prevent, and mitigate identity theft in connection with certain customer accounts. This Program consists of the policies, procedures, and requirements set forth below and will be reviewed and amended from time to time as required. For purposes of the Identity Theft Program (also referred to herein as the “Program”), “customers" includes any person or entity for which Brown Advisory (also referred to herein as the “firm”) provides financial advisory services.

Firm Policy

Brown Advisory’s policy is to protect customers and their accounts from identity theft and to comply with the SEC’s Red Flags Rules. The firm will do this by implementing this Identity Theft Program, which is appropriate to the firm’s size and complexity, as well as the nature and scope of the firm’s activities. The Identity Theft Program is designed to identify relevant identity theft red flags, detect those red flags, respond appropriately to any red flags that are detected, and prevent and mitigate identity theft. Brown Advisory’s identity theft policies, procedures and internal controls will be reviewed periodically and updated as necessary to ensure that they account for changes both in regulations and in the firm’s business.

This Program overlaps with and leverages other relevant firm policies and programs, such as the firm’s Anti-Money Laundering (“AML”) Program (including the Customer Identification Program (“CIP”) adopted thereunder) and policies and procedures pursuant to Regulation S-P, among others.

Administration

Brown Advisory’s Chief Compliance Officer, a member of executive management, is the designated officer responsible for the oversight, development, implementation and administration of this Program (including employee training and oversight of relevant third-party service providers).

Procedures

I. Identifying Relevant Red Flags

To identify relevant identity theft red flags, Brown Advisory considers general factors, such as types of client accounts and the methods by which such accounts can be opened or accessed. This assessment is informed by identity theft-related incidents the firm or its personnel have experienced and evolving identity theft techniques that have been observed or are considered likely. In addition, the firm evaluates various categories, as well as various examples, set forth in relevant regulatory guidance4, including: (i) suspicious documents; (ii) suspicious personal identifying information; (iii) suspicious account activity; and (iv) notices from other sources. The firm recognizes that the

4 See Appendix A to 16 C.F.R. 681, 72 Fed. Reg. No. 217 (Nov. 9, 2007).

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

34 examples set forth in regulatory guidance are not exhaustive or mandatory, and may not be relevant to Brown Advisory (or may be relevant only when combined or considered with other indicators of identity theft).

II. Detecting Red Flags

Detection of red flags is based on the methods of obtaining information regarding clients or transactions and verifying such information pursuant to AML, CIP or other procedures. When opening accounts, this includes verifying the identity of account holders or authorized individuals. For existing accounts, the methods include client authentication procedures and transaction monitoring. Additional detail can be found by reference to the firm’s new account set-up processes and cash processing manual.

When Brown Advisory’s detection procedures indicate a red flag, or when the firm is notified of a red flag, the following steps (among others) are taken as appropriate, given the type and seriousness of the incident:

New Accounts:

• Review. Review the application’s information pursuant to CIP and AML procedures.

• Verify. Check a valid form of identification, such as a driver’s license. If potential risk is identified, additional verification may be warranted, including non-documentary CIP methods such as independently verifying the applicant’s information or checking references.

Existing Accounts:

• Monitor. Monitor client accounts and communications for suspicious activity.

• Confirm. If suspicious activity is detected, contact the client directly to determine whether the activity is valid or fraudulent. (For more information, refer to the firm’s Cash Processing Policies and Procedures.)

• Compare. If suspicious activity has been identified, review other client accounts across the firm to identify potential similar identity theft attempts.

• Collect. Gather as much information as possible about the incident, in order to detect and prevent future such incidents.

• Assist. Help clients minimize the impact of identity theft by implementing additional procedures for accounts that might have been compromised.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

III. Preventing and Mitigating Identity Theft

Brown Advisory has in place policies, procedures and practices with respect to confidentiality, safeguarding of client information and system controls which, among other purposes, serve to prevent and mitigate identity theft.

Confidentiality and Non-Disclosure of Client Information

Brown Advisory has a duty of confidentiality with respect to client information, as described throughout the firm’s Policy Manual. Accordingly, the firm takes steps to safeguard client information and to limit access to such information to employees on a “need to know” basis. Employees are educated about the importance of privacy and confidentiality of client information, and the firm maintains physical, electronic, and procedural safeguards to protect such information. Except with respect to service providers who agreed to confidentiality obligations (or to comply with relevant laws, rules, regulations or legal proceedings), Brown Advisory does not disclose nonpublic personal information about clients to third parties. Employees are prohibited at all times, present and future, from disclosing such information except under the circumstances described above.

Safeguarding and Disposal of Client Information

Safeguarding sensitive client information encompasses all aspects of security with respect to Brown Advisory. The firm’s policies and practices for safeguarding sensitive client information include not just information technology (“IT”) security but also physical security and personnel standards. For example, conversations between employees regarding nonpublic personal information should be conducted with discretion, taking care to ensure that third parties do not overhear such conversations, and sensitive documents should be kept in secure areas. Certain other relevant IT policies and procedures include:

• Physical access. Access to areas where sensitive client information resides is restricted to authorized individuals.

• Security audits. Periodic audits are conducted to ensure compliance with the firm’s security policies and procedures.

• Redundancy. In certain contexts, dual control procedures and segregation of duties are required, e.g., to ensure that multiple individuals must authorize certain activities.

Various IT policies and procedures pertain to safeguarding client information, including the following:

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

• Secure transmission. Communications sent outside the firm that contain sensitive client information are transmitted using a tool that encrypts such information.

• Firewalls. Electronic files containing such sensitive information are protected from access by unauthorized persons by firewalls that are kept up-to-date.

• Entitlements. Controls exist on the firm’s information systems to permit only entitled individuals to access certain information, and to authenticate such access. These controls also prevent external actors from obtaining sensitive information through fraudulent means.

• Systems Monitoring. Networks and hardware are monitored constantly to detect actual or attempted attacks on, or intrusions into, IT systems containing client information.

• Systems Management. The firm uses anti-virus software and consults with third-party IT vendors to obtain and install patches that resolve software vulnerabilities. In order to preserve the security, confidentiality and integrity of client information in the event of a computer failure, the firm’s continuity plans include regular back-ups of such information.

IV. Responding to Relevant Incidents

Upon detecting an incident of actual or attempted identity theft, the firm will notify the client and may report the incident to relevant regulatory or law enforcement agencies, as appropriate. Such agencies may include the FBI, the SEC and others as set forth in the firm’s AML Program. The firm also will prepare any specific notices to clients that may be required by law. Brown Advisory will also, as necessary, review its insurance policy to ensure that a data breach does not limit or eliminate insurance coverage.

V. Service Providers

Brown Advisory performs due diligence on its service providers. To the extent relevant, such due diligence includes an analysis of a service provider’s procedures to determine whether they are reasonably designed to detect, prevent and mitigate identity theft.

V. Internal Reporting

Brown Advisory’s senior management and Board of Directors receive reports on a periodic basis regarding issues pertaining to this Program. Such reports address, among other things, any significant incidents involving identity theft and management’s response and recommendations regarding such incidents.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

VI. Updates and Annual Review

Brown Advisory will review this Program annually and will revise it to the extent necessary, such as upon the occurrence of material changes to the firm’s business or operations, or upon experiencing a material identity theft incident or series of related incidents. Regardless, on an ongoing basis, the firm will engage in risk assessments related to identity theft.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

C. ANTI-MONEY LAUNDERING PROGRAM

The firm will comply with various anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended, including by the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (as may be amended from time to time, the "USA PATRIOT Act"), and the Bank Secrecy Act. All employees will be apprised of the firm’s current policy on its Anti-Money Laundering Program (see below Anti-Money Laundering Program Policy).

Brown Advisory

Anti-Money Laundering Program

2020 - 2021

Brown Advisory's5 anti-money laundering program (this "Program") is designed to ensure that the firm complies with various anti-money laundering laws and regulations, including the Bank Secrecy Act, as amended, including by the "USA PATRIOT Act"). This Program consists of the policies, procedures, and requirements set forth below and will be reviewed and amended from time to time as required. For purposes of this Program, "customers" includes any person or entity for which Brown Advisory provides financial advisory services.

5 Brown Advisory’s registered investment adviser is not yet subject to FinCEN’s AML regulations. See 80 Fed. Reg. 52,680 (Sept. 1, 2015) (Proposed Rule: AML Program and Suspicious Activity Reporting Requirements for Registered Investment Advisers). However, it voluntarily implements applicable AML requirements through its adherence to the enterprise-wide AML policy and separately adheres to applicable OFAC/sanctions requirements.

On an annual basis, the Brown Advisory Board of Directors for each applicable entity will be provided with the AML Program for formal review and approval. Any material changes to the Program incurred intra-year will be submitted to the Board of Directors for review and approval as necessary. The approval of the Program will be appropriately evidenced.

I. Anti-Money Laundering/OFAC Officer

The Anti-Money Laundering/OFAC Officer designated on AML Exhibit A (the "Anti-Money Laundering/OFAC Officer") will be responsible for Brown Advisory’s overall compliance with anti-money laundering laws and regulations, including:

Identifying and educating all employees who the Anti-Money Laundering/OFAC Officer believes are involved in transactions or operations covered by anti-money laundering laws and regulations;

Serving as the lead person for collection of and response to information about customers or transactions as may be required by anti-money laundering laws and regulations;

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Serving as the liaison with the anti-money laundering/OFAC officer of Brown Advisory Securities’ clearing broker;

• Establishing and maintaining the record-keeping system as described below; and

• Periodically reviewing this Program to reflect changes in anti-money laundering laws and regulations.

In fulfilling the responsibilities of Anti-Money Laundering/OFAC Officer under this Program, the Anti-Money Laundering/OFAC Officer may delegate duties or responsibilities to other Brown Advisory employees. Any such delegation will be evidenced on separate delegation memorandum (designated on AML Exhibit B). The Anti-Money Laundering/OFAC Officer will consult with a Designated Supervisor (identified on AML Exhibit C), and to the extent appropriate, his or her Compliance Officer and/or outside counsel concerning any issues related to anti-money laundering compliance.

On an annual basis, the Brown Advisory Board of Directors for each applicable entity will confirm that the Anti-Money Laundering/OFAC Officer has the appropriate authority, background, and knowledge to perform the responsibilities of the position.

II. Applicability

All Brown Advisory employees are expected to follow the requirements of this Program.

III. Account Opening Anti-Money Laundering Procedures

The following procedures will apply when opening new accounts:

A. Checking the Office of Foreign Assets Control (“OFAC”) List

The Anti-Money Laundering/OFAC Officer will ensure that each potential customer’s name will be searched by either accessing the actual OFAC list at "OFAC List" or by searching on the following database OFAC Search Tool to determine whether such customer’s name appears on the list of Specially Designated Nationals (“SDNs”) and Blocked Persons” published periodically by the U.S. Department of the Treasury (the "OFAC Blocked Persons List").

If any such potential customer's name appears on the OFAC Blocked Persons List, an immediate block will be placed on such customer's request to open a new account and Brown Advisory will file a blocked assets and/or rejected transaction form with OFAC (and/or such other action as the Anti-Money Laundering/OFAC Officer deems appropriate).

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

The Anti-Money Laundering/OFAC Officer will ensure that each potential customer is reviewed to determine whether such customer is a citizen, or has provided an address in, or is organized under the laws of, any country for which the U.S. Department of the Treasury has a sanctions program in place (a "Blocked Country"). A list of Blocked Countries is available at OFAC Country Sanctions Programs and Country Information (the "Blocked Countries List").

If a potential customer is a citizen of, has provided an address in, or is organized under the laws of a Blocked Country, the Anti-Money Laundering/OFAC Officer will determine, after consulting a Designated Supervisor, and as appropriate, his/her Compliance Officer and outside counsel, what further actions, if any, need to be taken with respect to such potential customer.

In the event an account is added to the OFAC Blocked Persons List, the Anti-Money Laundering/OFAC Officer will place a block on such customer's account and will file a blocked assets and/or rejected transaction form with OFAC (and/or such other action as the Anti-Money Laundering/OFAC Officer deems appropriate).

B. Customer Identification and Verification

In order to fulfill its obligations pursuant to applicable law and regulation, Brown Advisory has adopted the following Customer Identification Program (“CIP”). Pursuant to CIP, Brown Advisory will collect certain customer identification information from each customer who opens an account; verify the identity of each such customer by appropriate means; record and maintain such information; provide notice to its customers that the firm will seek identification information; and compare customer identification information with government-provided lists of suspected terrorists.

1. Required Customer Information

Prior to opening an account, Brown Advisory will collect the following information:

• Customer’s name;

• Customer’s date of birth (for an individual);

• Customer’s telephone number;

• Customer’s address, residential or business street address (for an individual), or a principal place of business, local office or other physical location (for a person other than an individual); and

• Customer’s identification number: o For individuals - social security number

o For entities - taxpayer identification number.

o For Non-US persons – taxpayer identification number, and for individuals, a passport number and country of issuance, and, for a

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

foreign business, government-issued documentation (e.g., a copy of proof of good standing from applicable foreign government entity) certifying the existence of the business or enterprise.

2. Customers Who Refuse To Provide Information

Brown Advisory will not open an account for any potential customer that refuses to provide the information described above and the Anti-Money Laundering/OFAC Officer will be notified so that he/she can determine whether a FinCEN SAR (“SAR”) should be filed. Brown Advisory will determine, on a case-by-case basis, the appropriate steps to take with respect to an account that has been opened and thereafter refuses to provide information.

3. Verifying Information

Within a reasonable period of time before or after an account is opened and funded, Brown Advisory will verify, to the extent reasonable and practicable, the customer’s6 identity.

6 Based upon the Customer Identification Program Rule (the “Rule”) (31 C.F.R. § 1023.220), a person that has an existing account with any of the Firm’s affiliated entities prior to October 1, 2003 is not a customer for purposes of the Rule, provided that the Firm has a reasonable belief that it knows the true identity of the person.

a. Non-Documentary Identification

The following forms of non-documentary identification verification may be used:

• Verifying the identity of a customer through a personal or business relationship with firm employee;

• Verifying the customer’s identity by contacting the customer at an independently-verified telephone number or address;

• Checking the customer’s references with other financial institutions; or

• In the case of Brown Advisory Securities, verifying the customer’s identity through the comparison of information provided by the customer with information maintained by certain consumer reporting agencies (Compliance Data Center (CDC), Dun & Bradstreet, Lexis/Nexis or other source) obtained from First Clearing, LLC (“First Clearing”).

b. Documentary Verification

Beyond the non-documentary information used to verify a customer’s identity, Brown Advisory will use documents to verify a customer’s identity when the firm believes, based upon its assessment of the

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

potential risks associated with a customer, that such action is warranted. Appropriate documents for verifying the identity of customers include, but are not limited to, the following:

• For an individual, an unexpired government-issued identification evidencing nationality, residence, and bearing a photograph or similar safeguard, such as a driver’s license or passport; and

• For a person, other than an individual, documents showing the existence of the entity, such as certified articles of incorporation, a government-issued business license, a partnership agreement, or a trust instrument.

c. Beneficial Ownership Requirements

Brown Advisory’s Program requires as part of its Customer Due Diligence (“CDD”) procedures, information about the true identity of any person or entity on whose behalf an account is opened or a relationship is established or a significant transaction is conducted (i.e., the beneficial owner) must be obtained and retained, consistent with legal and regulatory requirements.

d. Section 312 Due Diligence Accounts for Persons or Entities Located

Outside the United States7

7 Even where not required, Brown Advisory applies due diligence verification procedures for persons or entities located outside of the United States based on Section 312.

8 A “foreign shell bank” means any organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits in the regular course of its business, and (v) has no physical presence in any country. To have a physical presence in a country, a foreign bank must have a physical presence through a place of business at which the foreign bank is authorized to conduct banking activities and (i) employs one or more full time individuals, (ii) maintains operating records related to its banking activities, and (iii) is subject to inspection by the banking authority that licensed the foreign bank to conduct banking activities.

To evidence its enhanced due diligence over the opening of non-U.S. accounts, an “Approval Sheet for Accounts for Persons or Entities Located Outside the United States” form will be completed (refer to AML Program Exhibit D on the intranet) for brokerage related accounts, and approved by a Designated Supervisor and reviewed by the Anti-Money Laundering/OFAC Officer.

Brown Advisory will not open or maintain correspondent accounts for foreign shell banks.8 Any Brown Advisory employee that opens an account on behalf of a foreign bank, as part of the new account process, must obtain from such bank a certification (refer to AML/OFAC Program Exhibit E on the intranet) for foreign banks. Such employee must maintain the original in the client file and

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

forward a copy to the Anti-Money Laundering/OFAC Officer. In addition, Brown Advisory is required to obtain from such bank a re-certification at least once every three years.

Due Diligence Verification Procedures for Foreign Customers

Accounts for foreign customers may present unique risks since it may be difficult to ascertain the true identity of the account owner(s) or beneficiary(ies). In addition, federal law requires that the firm conduct due diligence related to correspondent accounts.9 In order to access the risk associated with opening these types of accounts, accounts should be classified into one of the four categories set forth below. In general, for non-correspondent accounts, Brown Advisory will obtain the names of all account owners and beneficiaries for foreign customers. For correspondent accounts that fall within Category 1 or 2, no special due diligence is required.

9 A correspondent account is any account established for a foreign financial institution to receive deposits from, or to make payments or other disbursements on behalf of the foreign financial institution, or to handle other financial transactions related to such foreign financial institution.

10 One possible source for information about whether the U.S. government has expressed concern about a country’s efforts to combat money laundering or terrorist financing is the U.S. State Department’s International Narcotics Control Strategy Report (“INCSR”), part II of which covers money laundering and financial crimes. The current INCSR, which describes all aspects of the international drug trade for the most recent calendar year is available at http://www.state.gov/j/inl/rls/nrcrpt//.

Category 1: Foreign Low Risk

Category 1 accounts are those individuals and entities that present a low-risk of involvement in money laundering. These include entities that: (1) are incorporated or domiciled in a country that is a member of the European Union (“EU”) or Financial Action Task Force (“FATF”); (2) directs its activities only toward countries that are members of the EU or FATF; and (3) there is no known reason that the firm should be concerned that it does not know the true identity of the customer or that the customer is involved in money laundering or terrorist financing activity. Circumstances under which such concerns may arise are referenced below.

Category 2: Foreign - Moderate Risk

A foreign customer may present a moderate risk of involvement in money laundering or terrorist financing activity if the individuals or owner(s) or beneficiary(ies) of the entity that opens the account is from a country about which the U.S. government has expressed concern about its efforts to combat money laundering or terrorist financing activity,10 but that has not been designated as a primary

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

laundering concern by the U.S. Treasury Department’s Financial Crimes Enforcement Network (“FinCEN”) or non-cooperative by FATF (customers or accounts related to countries that have been so designated would fall into either Category 3 or 4 below).

If a customer falls into this group, the firm will undertake additional due diligence steps. Such steps may include:

• Obtaining a written reference from a known financial institution or trusted third-party; and

• Conducting a search of reliable databases for news reports reflecting the individual or entity’s activities.

In the case of a correspondent account, additional due diligence would include consideration of:

• The nature of the foreign financial institution’s business and the markets it serves;

• The nature of the correspondent account, including the types of services to be provided, and the purpose and anticipated activity on the account;

• The anti-money laundering regime in the jurisdiction that issued the charter or license of the foreign financial institution; and

• The anti-money laundering regime of the foreign institution including information available from the Department of the Treasury or other federal government source regarding the anti-money laundering risk associated with the foreign financial institution.

Category 3: Foreign Customer - Heightened Risk of Involvement in Money Laundering or Terrorist Financing Activity

A foreign individual or institutional customer may fall into this category if the firm has a specific reason to be concerned about possible money laundering or terrorist financing activity. Specific reasons for concern may include, but are not limited to, the following: (1) the individual or entity is incorporated or domiciled in a country that has been identified by FinCEN as a primary money laundering concern11 or designated as non-cooperative by FATF 12; (2) the individual or entity directs its activities toward a country(ies) that has been identified by FinCEN as a primary money laundering concern or designated as non-cooperative by FATF; (3) the individual or entity, or owner or control person associated with the entity, is the subject of negative news; (4) the firm has reason to doubt the authenticity of documents provided by the customer; or (5) the firm has conducted or

11 FinCEN advisories are posted on the internet at http://www.fincen.gov/.

12 The current list of FATF non-cooperative countries may be found at http://www.fatf-gafi.org/countries/#high-risk .

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

45 attempted to conduct the additional due diligence steps outlined for a customer in Category 2, but has not been able to verify the customer’s identity or believes that additional due diligence is needed to confirm that the customer is not involved in money laundering or terrorist financing activity.

If a customer falls into this category, the firm will take steps to verify the identity of not only the customer, but also any individuals or entities who are signatories for the account, and to confirm that they are not involved in money laundering or terrorist financing activity. Such steps may include the following:

• Obtaining a written reference from a known financial institution or trusted third-party;

• Conducting a search of reliable databases for news reports reflecting the individual or entity’s activities;

• Obtaining statements from the entity identifying its non-U.S. activities, including naming its non-U.S. locations and operations and detailing its non-U.S. projects and goals;

• Obtaining the name of each account signatory; and

• Obtaining identifying information and verifying the identity of each account signatory.

Pursuant to the Final Rule Implementing USA PATRIOT Act Section 312, enhanced due diligence measures would apply to correspondent accounts maintained for a foreign bank operating under an offshore banking license13, under a license issued by a country that has been designated as being non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization of which the United States is a member and with which designation the United States representative to the group or organization concurs14, or under a license issued by a country designated by the Secretary of the Treasury (Secretary) as warranting special measures due to money laundering concerns15. Note that in the

13 The term "offshore banking license" means a license to conduct banking activities which, as a condition of the license, prohibits the licensed entity from conducting banking activities with the citizens of, or with the local currency of, the country which issued the license.

14 The Financial Action Task Force (FATF) is the only intergovernmental organization of which the United States is a member that has designated countries as non-cooperative with international anti-money laundering principles.

15 The Secretary is authorized under section 311 of the USA PATRIOT Act, after finding that reasonable grounds exist for concluding that a foreign jurisdiction, foreign financial institution, international class of transaction, or type of account is of ‘‘primary money laundering concern,’’ to require domestic financial institutions and domestic financial agencies to take certain statutorily defined ‘‘special measures’’ against the primary money laundering concern. Section 311 requires the Secretary to consult with various Federal agencies before making such a finding or imposing special measures. For a listing of findings and rulemakings issued pursuant to section 311, see https://www.fincen.gov/resources/statutes-and-regulations/311-special-measures .

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

46 case of a foreign bank with shares that are not publicly traded, the requirement to identify the owners extends to all “persons” who directly or indirectly own, control, or have the power to vote ten percent or more of any class of securities of the foreign bank.

In the case of a correspondent account, such steps would include:

• Obtaining information regarding the underlying client of the foreign financial institution that will allow the firm to conduct adequate due diligence upon such person or entity.

Category 4: Offshore Customer that Presents a High Risk of Involvement in Money Laundering or Terrorist Financing Activity

A foreign customer may present a high risk of involvement in money laundering or terrorist financing activity if, for example, (1) Brown Advisory has conducted or attempted to conduct the additional due diligence steps outlined for a customer in Category 3, but has not been able to verify the customer’s identity or still is concerned that the customer may be involved in money laundering or terrorist financing activity; or (2) Brown Advisory has learned of information or otherwise become aware of circumstances that raise serious concern that the customer may be involved in money laundering or terrorist financing activity. If a customer falls into this category, the firm will not open the account.

Special Due Diligence for Private Banking Accounts maintained for senior foreign political officials16.

16 Defined as a current or former senior official in the executive, legislative, administrative, military, or judicial branches of a foreign government, whether or not they are or were elected officials; a senior official of a major foreign political party; and a senior executive of a foreign government-owned commercial enterprise. This definition also includes a corporation, business, or other entity formed by or for the benefit of such an individual. Senior executives are individuals with substantial authority over policy, operations, or the use of government-owned resources.

17 “Proceeds of foreign corruption” includes any asset acquired by, through, or on behalf of a senior foreign political figure through misappropriation, theft, or embezzlement of public funds, the unlawful conversion of property of a foreign government, or through acts of bribery or extortion, and include any other property into which any such assets have been transformed or converted.

The Anti-Money Laundering/OFAC Officer must conduct enhanced scrutiny over such accounts and include procedures reasonably designed to detect and report transactions that may involve the “proceeds of foreign corruption”17.

If after evaluation and consideration of the above factors a Brown Advisory client is deemed to have an elevated level of risk, the client will be flagged accordingly in the firm’s client records.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Additionally, incomplete documentation or error messages that arise during the account opening process must be resolved and noted accordingly. Examples include, but are not limited to:

• “Placeholder” information recorded on new account forms (i.e. a placeholder tax identification number (“TIN”) for a newly established trust awaiting a TIN assignment) or

• Error messages received from First Clearing/Wells Fargo pertaining to Brown Advisory Securities, LLC accounts

4. Lack of Verification

Brown Advisory will not open an account if it cannot form a reasonable basis for verifying a customer’s identity and will consider whether it is appropriate in such circumstances to file a SAR in accordance with applicable law and regulation.

5. Comparison with Government Provided Lists of Terrorists and Other Criminals

From time to time, Brown Advisory may be notified that a Federal government agency has issued a list of known or suspected terrorists. Within a reasonable period of time prior to account opening or upon receipt of information after account opening (or earlier, if required by Federal law, regulation, or Federal directive issued in connection with an applicable list), Brown Advisory will determine whether a customer appears on any such list of known or suspected terrorists or terrorist organizations issued by any Federal government agency and designated as such by Treasury in consultation with the Federal functional regulators. Brown Advisory will take reasonable measures to comply with Federal directives issued in connection with such lists.

6. Periodic OFAC Reviews

Brown Advisory will regularly review all of its existing clients versus the OFAC database. For Brown Advisory Securities, this review will be conducted by First Clearing. First Clearing is responsible for notifying Brown Advisory Securities if any existing client’s name appears on an OFAC database.

7. Notice to Customers

Brown Advisory will notify its customers of its Customer Identification Program by posting the following customer notification on its website (www.brownadvisory.com):

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

A. Customer Identification Program Model Notice

B. Important Information About Procedures for Opening a New Account

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each customer that opens an account.

What this means for you: When you open an account, we will ask for certain information that will assist us in verifying your identity, such as your name, address, date of birth and taxpayer identification number. In some cases, we may ask for additional documentation, such as a driver's license, passport or other form of governmental identification.

IV. Risk Assessment

Brown Advisory will undertake a risk assessment to identify its BSA/AML and OFAC risk profile. The assessment process serves to help design the appropriate controls to mitigate risk and identify gaps in existing controls. The risk assessment should be updated on an annual basis and as changes occur to products, services, and customers that would impact the assessment.

The risk assessment involves (1) identifying Brown Advisory’s unique risk categories, considering the products and services it offers, client types accepted, legal structure, geographic locations and business activity, and (2) evaluating information pertaining to its activities according to the risk categories identified. As part of the ongoing risk assessment process, the transactional behavior and activities of clients will be evaluated to help differentiate between routine transactions and unusual transactions that may present an elevated concern for terrorism financing, money laundering, fraud or other legal risks.

The BSA/AML and OFAC risk assessment is provided supplemental to the AML Program. It details the methodology employed and factors considered to determine the overall categorical risk for the firm as well as methodology employed and factors considered in determining the overall risk level for clients.

V. Cash Transactions and Other Required Reporting

Brown Advisory will not accept or send any cash (e.g., coins, currency) from or to any customer. As a general rule, Brown Advisory will not accept cash equivalents (cashier's checks, bank drafts, traveler's checks, or money orders) on behalf of any customer, provided however, that such cash equivalents may be accepted if (i) authorized by a Designated Supervisor and the Anti-Money Laundering/OFAC Officer, after such

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

persons have verified the original source of funds and have established a reasonable basis to conclude that the receipt of such cash equivalent would not subject Brown Advisory to civil or criminal exposure under applicable law, and (ii) such persons make any required regulatory reports related to the acceptance of such cash equivalents. Any such approval, and the reasons therefore, must be evidenced in writing and such writing must be retained according to this Program’s record retention requirements.

Currency Transaction Reports (CTR)

CTRs are filed only for certain transactions involving "currency." "Currency" is defined as "coin and paper money of the United States or of any other country" that is "customarily used and accepted as a medium of exchange in the country of issuance." Currency includes U.S. silver certificates, U.S. notes, Federal Reserve notes, and official foreign bank notes that are customarily used and accepted as a medium of exchange in a foreign country.

As set forth above, Brown Advisory prohibits the receipt of currency. If Brown Advisory discovers that it has received currency, it will file with FinCEN CTRs for transactions involving currency that exceed $10,000. Multiple transactions will be treated as a single transaction if they total more than $10,000 during any one business day. Brown Advisory will use the CTR form via the BSA E-Filing System.

Currency and Monetary Instrument Transportation Reports (CMIR)

CMIRs are filed for certain transactions involving "monetary instruments." "Monetary instruments" include the following: currency (defined above); traveler's checks in any form; all negotiable instruments (including personal and business checks, official bank checks, cashier's checks, third-party checks, promissory notes, and money orders) that are either in bearer form, endorsed without restriction, made out to a fictitious payee, or otherwise in such form that title passes upon delivery; incomplete negotiable instruments that are signed but omit the payee's name; and securities or stock in bearer form or otherwise in such form that title passes upon delivery.

As set forth above, Brown Advisory prohibits the receipt of currency. If Brown Advisory discovers that is has mailed, shipped or received or caused or attempted to transport, mail, ship or receive monetary instruments of more than $10,000 at one time (on one calendar day or, if for the purposed of evading the reporting requirements, on one or more days) in or out of the U.S., Brown Advisory will file a CMIR for all such shipments or receipts of monetary instruments, except for currency or monetary instruments shipped or mailed through the postal service or by common carrier. Brown Advisory will, however, file a CMIR for such receipts of currency and monetary instruments and for shipments and deliveries made by the firm by means other than the postal service or common carrier, even when such shipment or transport is made by the firm to an office of the firm located outside the U.S. Brown Advisory will complete the CMIR in accordance with the filing requirements of FinCEN 105, Report of International Transportation of Currency or Monetary Instruments (“CMIR”)

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Foreign Bank and Financial Accounts (FBARs)

A United States person that has a financial interest in or signature authority over foreign financial accounts must file a U.S. Report of Foreign Bank and Financial Accounts (“FBARs”) if the aggregate value of the foreign financial accounts exceeds $10,000 at any time during the calendar year. Brown Advisory employees who are U.S. taxpayers with authority over any such Brown Advisory account also are required to file a separate FBAR. The report must be filed on or before June 30 of each calendar year following the year in which Brown Advisory (or such employee) had the interest in or signature authority over the foreign financial account.

VI. Wire and Fund Transfers, and Check Transactions

To the extent Brown Advisory accepts or transmits any wire or fund transfer, the Anti-Money Laundering/OFAC Officer will ensure that all required information is obtained regarding the transmittal/re-transmittal, including the name and address of the transmitter and recipient, the amount of the transfer, the identity of the recipient’s financial institution and the account number.

The Anti-Money Laundering/OFAC Officer will ensure that the name of each third party payee on a disbursement from customer's account will be searched against the OFAC Blocked Persons List to ensure that such payees are not on the List. If any such third party payee appears on the OFAC Blocked Persons List, an immediate block will be placed on such customer's request to disburse funds and the firm will file a blocked assets and/or rejected transaction form with OFAC (and/or such other action as the Anti-Money Laundering/OFAC Officer deems appropriate).

Similarly, checks received from third parties for deposit to a client account will also be searched against the OFAC Blocked Persons List to ensure that such payers are not on the List. If any such third party payer appears on the OFAC Blocked Persons List, an immediate block will be placed on such customer's request to deposit funds and the firm will file a blocked assets and/or rejected transaction form with OFAC (and/or such other action as the Anti-Money Laundering/OFAC Officer deems appropriate).

Congruent with BSA requirements, Brown Advisory will pass on certain information to the next financial institution, in certain funds transmittals involving more than one financial institution. This practice is commonly referred to as the “Travel” rule.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

VII. Suspicious Transactions and Bank Secrecy Act Reporting18

18 Brown Advisory’s registered investment adviser is not yet required under FinCEN’s regulations to file suspicious activity reports (“SARs”). See 80 Fed. Reg. 52,680 (Sept. 1, 2015) (Proposed Rule: AML Program and Suspicious Activity Reporting Requirements for Registered Investment Advisers). However, Brown Advisory has voluntarily adopted an escalation procedure for potential suspicious activity to the AML/OFAC Officer. While Brown Advisory does not benefit from a safe harbor from liability for filing a voluntary SAR, other FinCEN-regulated Brown Advisory entities can avail themselves of the safe harbor for suspicious activity reporting.

A. All employees must immediately inform the Anti-Money Laundering/OFAC Officer of any transaction, person, or entity that may raise money laundering concerns under this Program. Examples of potential suspicious activity that must be reported to the Anti-Money Laundering/OFAC Officer include:

• Refusal of a customer to provide identity information or unusual or suspect documents;

• Questions from a customer whether conducting certain asset movements would prompt reporting to any government or self-regulatory organization;

• Large volume of foreign funds transfers or large volume of wire transfers, checks, securities transfers for an account with little securities trading activity;

• The customer engages in transactions involving cash or cash equivalents or other monetary instruments that appear to be structured to avoid the $10,000 government reporting requirements, especially if the cash or monetary instruments are in an amount just below reporting or recording thresholds;

• For no apparent reason, the customer has multiple accounts under a single name or multiple names, with a large number of inter-account or third-party transfers; and

• The customer is from, or has accounts in, a country identified as a non-cooperative country or territory by the Financial Action Task Force on Money Laundering (“FATF”). A list of non-cooperative countries or territories is available at http://www.fatf-gafi.org/countries/#high-risk.

If instances of potential suspicious transaction activity arise, including (1) any of the above mentioned examples, (2) related issues in Brown Advisory’s cash processing procedures as detailed in the firm’s Cash Processing Policies and Procedures, or (3) related issues with Brown Advisory Securities accounts custodied at First Clearing/Wells Fargo, the activities or related issues must be communicated to the firm’s Anti-Money Laundering/OFAC Officer and to the Head of Private Client Service (as appropriate).

The Anti-Money Laundering/OFAC Officer will be responsible for conducting an appropriate inquiry and determining the appropriate steps that should be taken.

B. Suspicious Activity Report (“SAR”)

The Anti-Money Laundering/OFAC Officer will file a SAR with FinCEN for any transaction conducted or attempted by, at or through Brown Advisory involving

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

(separately or in the aggregate) funds or assets of $5,000 and the Anti-Money Laundering/OFAC Officer knows, suspects, or has reason to suspect that the transaction (or a pattern of transactions of which the transaction is a part):

• Involves funds derived from illegal activity or is intended or conducted in order to hide or disguise funds or assets derived from illegal activity (including, without limitation, the ownership, nature, source, location, or control of such funds or assets) as part of a plan to violate or evade any federal law or regulation or to avoid any transaction reporting requirement under federal law or regulation;

• Is designed, whether through structuring or other means, to evade any requirements of this part or of any other regulations promulgated under the Bank Secrecy Act, Public Law 91-508, as amended, codified at 12 U.S.C. 1829b, 12 U.S.C. 1951-1959, and 31 U.S.C. 5311-5332;

• Has no business or apparent lawful purpose or is not the sort in which the particular customer would normally be expected to engage, and the Anti-Money Laundering/OFAC Officer knows of no reasonable explanation for the transaction after examining the available facts, including the background and possible purpose of the transaction; or

• Involves use of Brown Advisory to facilitate criminal activity.

Brown Advisory will use the SAR form via the BSA E-Filing System. A SAR must be filed no later than 30 calendar days after the date of the initial detection of the facts that may constitute a basis for filing a SAR. If no suspect is identified on the date of such initial detection, the firm may delay filing a SAR for an additional 30 calendar days to identify a suspect, but in no case will reporting be delayed more than 60 calendar days after the date of such initial detection. In situations involving violations that require immediate attention, such as terrorist financing or ongoing money laundering schemes, the Anti-Money Laundering/OFAC Officer, after consultation with senior management, will immediately notify by telephone an appropriate law enforcement authority in addition to filing timely a SAR.

The Anti-Money Laundering/OFAC Officer will report any SAR filed to senior management and will ensure the confidentiality of the SAR and any supporting documentation except as required by applicable rules and regulations19. The Chairman of the Audit Committee will be advised of any SAR filing. Further, the Anti-Money Laundering/OFAC Officer will ensure that SAR filings and all supporting documentation be kept for a minimum of five years from the date of filing the SAR and be kept segregated from other books and records in order to

19 Notification Prohibited Federal law (31 U.S.C. 5318(g)(2)) provides that a financial institution, and its directors, officers, employees, and agents who, voluntarily or by means of a suspicious activity report, report suspicious transactions to the government, may not notify any person involved in the transaction that the transaction has been reported.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

53 maintain the confidentiality of such supporting documentation. Any subpoena requests should be directed to the Anti-Money Laundering/OFAC Officer.

C. SAR Confidentiality

Brown Advisory and its employees must not disclose that a SAR has been filed, any information that would reveal the existence of a SAR, or any particular customer, employee, or subject of the SAR. Breaches of SAR confidentiality provision may result in criminal penalties.

VIII. Responding to FinCEN Requests

The Anti-Money Laundering/OFAC Officer will be responsible for responding to requests made by FinCEN pursuant to Section 314(a) of the USA PATRIOT Act. Unless otherwise stated in a FinCEN request, Brown Advisory will search current accounts to determine whether it maintains an account(s) for the person(s) or entity(ies) named in the FinCEN request for the preceding 12 months, and determine whether there have been any transactions in any such account during the preceding six months. Where applicable, Brown Advisory will submit the required information through the FinCEN Secure Information Sharing System as outlined within the FinCEN System User Guide. Brown Advisory will not disclose the fact that FinCEN has requested or obtained information, except to the extent necessary to comply with the information request.

Unless otherwise stated in the request, Brown Advisory will not treat the request as continuing in nature, and will not treat the request as a list for purposes of the customer identification and verification requirements. Brown Advisory will not use information provided to FinCEN for any purpose other than to (1) report to FinCEN (2) to determine whether to establish or maintain an account, or to engage in a transaction; or (3) to assist the firm in complying with any requirement of Section 314 of the USA PATRIOT Act.

IX. Special Measures for Jurisdictions, Financial Institutions, or International Transactions of Primary Money Laundering Concern

Section 311 of the USA PATRIOT ACT provides the U.S. Department of the Treasury broad authority to impose one or more of five Special Measures against foreign financial jurisdictions, foreign financial institutions, classes of international transactions or types of accounts, if it determines that such jurisdictions, financial institutions, transactions or accounts are of primary money laundering concern. These Special Measures require a range of responses, from information requirements to prohibitions.

Section 311 actions are distinct from designations brought by Treasury’s Office of Foreign Assets Control (OFAC), which are applied more broadly, prohibit transactions and trigger asset freezing obligations. As detailed above, new clients, existing clients and client transactions are subject to thorough ongoing due diligence processes. Brown Advisory is informed on current rulemakings and subscribes to FinCEN’s electronic communication that provides notifications when updates arise.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

X. Employee Training Program

The Anti-Money Laundering/OFAC Officer will ensure that this Program is available to all relevant employees. New employees are required to review the firm Policy Manual, including this Program, and acknowledge that he or she has read and understands the firm's Policies and Procedures, including this Program. The Anti-Money Laundering/OFAC Officer will be responsible for answering all questions relating to this Program and will arrange for annual employee training and any additional training as may be required under anti-money laundering laws and regulations.

New employees are required to complete AML training and certify their understanding within 10 days from hire date. Materials provided and reviewed during training include the firm’s AML Program and AML/OFAC slide presentation.

XI. Independent Audit

Brown Advisory will conduct an annual (on a calendar-year basis) independent audit of this Program. The audit findings will be reported to Brown Advisory’s CEO, CFO and CCO. The CEO will take appropriate corrective action and/or discipline based upon the findings and any independent review and analysis. By placing the Anti-Money Laundering Audit under the auspices of the Audit Committee, Brown Advisory has taken steps to ensure the independence of the audit.

XII. Cooperation with Law Enforcement

All inquiries from law enforcement agencies will be directed to the CFO. Requests for information from federal law enforcement agencies will be provided not later than seven days after the receipt of the request or within such other time as Brown Advisory and the federal law enforcement agency may agree.

XIII. Recordkeeping

Document retention is critically important to Brown Advisory’s overall compliance program. Not only is a failure to maintain complete records in and of itself a regulatory violation, maintaining such records will be instrumental in complying with an OFAC request for information or subpoena if one was ever issued. The Anti-Money Laundering/OFAC Officer will establish a record-keeping system in order to effectively administer this Program and in accordance with anti-money laundering laws and regulations. Brown Advisory and its employees shall maintain complete records of every transaction pertaining to its economic sanctions program for at least five years, pursuant to the requirements of 31 C.F. R. § 501.601.

Examples of documents that will be retained include:

• Customer Identification Information - Brown Advisory will record customer identification information on the new account form, or attach such information to such form, and maintain such records for five years from the date the account closed;

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

• Customer Verification Information - Brown Advisory will retain the documents relied upon to verify a customer’s identity, and information related to any discrepancies with respect to such information and the resolution thereof. With respect to non-documentary verification, Brown Advisory will retain documents that describe the methods and the results of any measures taken to verify the identity of a customer. Brown Advisory will maintain records of all identification information for five years after the record is made. A record of all reviews conducted under this Program (e.g., a list of customer names/addresses checked against the Blocked Persons List and the Blocked Countries List and determination with respect to "foreign shell bank" status, date of review and identification of person who conducted review);

• Customer Account Documents;

• All reports sent to the U.S. Department of the Treasury pursuant to this Program;

A copy of this Program (with Exhibits) and all subsequent amendments (including amendments to the Exhibits);

• Clearing broker communications relating to anti-money laundering issues; and

• A copy of each annual independent audit report for this Program.

XIV. Confidentiality

A. All communications made hereunder with respect to money laundering concerns involving any person (including, reports given to the Department of the Treasury) will only be made in accordance with our privacy policy and other applicable anti-money laundering laws and regulations, including the Act.

B. Sharing Information with Other Financial Institutions

Brown Advisory Securities receives clearing services through First Clearing and may share information about those suspected of terrorist financing and money laundering with First Clearing for the purposes of identifying and reporting activities that may involve terrorist acts or money laundering activities and to determine whether to establish or maintain an account or engage in a transaction. Brown Advisory will file with FinCEN an initial notice before any sharing occurs and annual notices afterwards. Before Brown Advisory shares information with another financial institution, it will take reasonable steps to verify that the other financial institution has submitted the requisite notice to FinCEN.

Brown Advisory also may share information about particular suspicious transactions with First Clearing for purposes of determining whether a SAR filing is required

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

AML EXHIBIT A

ANTI-MONEY LAUNDERING/OFAC OFFICER

Stacy Landsman

AML EXHIBIT B

Anti-Money Laundering/OFAC Officer Delegation Memo

Investment

Advisory Securities

Account Opening AML Procedures:

• Checking the Office of Foreign Assets

Control (“OFAC”) List Severn, Larsen, Chon Kraska

• Customer Identification and Verification Severn, Larsen, Chon Kraska

• Review of Approval Sheet for Accounts for

Persons or Entities Located Outside the US Severn, Larsen, Chon Kraska

Due Diligence Procedures:

• Correspondent Accounts Severn, Larsen, Chon Kraska

• Private Banking Accounts Severn, Larsen, Chon Kraska

Cash Transactions Chon, LeBlanc, Larsen Kraska

Wire and Fund Transfers, including Third Party

Disbursements, and Check Transactions Chon, LeBlanc, Larsen Kraska

Suspicious Transactions and Bank Secrecy Act

Reporting Chon, LeBlanc, Larsen Kraska

Responding to FinCEN Requests Chon, LeBlanc, Larsen Kraska

Recordkeeping Severn, Larsen, Chon Kraska

LeBlanc

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

AML EXHIBIT C

Designated Supervisors:

Brown Advisory Securities, LLC

Thomas Schweizer, Jr.

Kevin K. Kraska

Investment Advisory

Michael D. Hankin

David M. Churchill

Brett D. Rogers

Michael Aldrich

Jae Chon

Charlie Larsen

Robert LeBlanc

Elizabeth Severn

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

D. INVESTMENT AND TRADING RELATED POLICIES

1. GUIDELINES GOVERNING PURCHASE OF SECURITIES FOR DISCRETIONARY ACCOUNTS

1. A best efforts basis will be made to construct an optimal portfolio of securities over time based upon the firm’s fundamental research and strategy.

2. Portfolio construction will be consistent across client base, to the extent possible, relative to communication with clients regarding objectives and risk tolerance.

3. Portfolio positions that materially deviate from the firm’s current strategy will require approval from the Chief Investment Officer or specific instructions from the client.

2. GUIDELINES GOVERNING PURCHASE OF INITIAL PUBLIC OFFERINGS FOR CLIENT ACCOUNTS

The firm will attempt to achieve fair and equitable distribution of an Initial Public Offering (IPO) among client accounts, taking into consideration advanced indications of interest as well as specific client suitability. As such employees of Brown Advisory are prohibited from participating in an IPO.

3. GUIDELINES GOVERNING INVESTMENT IN PROPRIETARY INSTRUMENTS

The firm has created mutual funds that replicate the firm’s style of investment management in several asset classes. When determined to be in the client’s best interest, portfolio managers may use these funds to implement an investment strategy. Specifically, the diversification attributes of the fund structure may be beneficial to smaller pools of funds.

When using a fund, the portfolio manager should disclose all costs and administrative fees associated with using these funds.

A copy of the fund prospectus must be supplied to the client at the time of initial purchase.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

4. PROXY VOTING POLICY ON SECURITIES

Please refer to the firm’s standalone Proxy Voting Policy.

5. INVESTMENTS IN EQUITY OF BROWN ADVISORY GROUP HOLDINGS LLC

Purchases

It is the policy of the firm that no trust account may invest in equity of Brown Advisory Group Holdings LLC (“Group”) unless authorized by the instrument (trust agreement or will). The authority must be specific as to Group. General investment powers, however broad, are not sufficient. It is further the policy that where the firm is sole trustee, it will refrain from purchases of Group equity.

Retention

In an irrevocable trust with no co-fiduciary, the equity should be sold within a reasonable time; provided, however, that if the governing document permits the appointment of a co-trustee, the firm should make every effort to have a co-fiduciary appointed immediately. In addition, trust accounts may retain investments of Group equity which were owned by the grantor or decedent and were transferred to the trust when funded, where the instrument (trust agreement or will), in general terms, authorizes the trustee to retain investments and such retention is in the best interest of the account. In revocable trusts and discretionary investment management accounts, a client may direct in writing that Group equity be retained.

The firm should not rely upon a directive from a co-trustee to retain Group equity unless the co-trustee is the sole beneficiary.

This policy does not apply to custodian accounts or non-discretionary investment management accounts.

6. AUTHORIZED TRADERS

The list of personnel authorized to originate a trade for client accounts will include portfolio managers, associate portfolio managers, members of the equity and fixed income trading desks and designated Operations employees. No additions or deletions can be made to this list without the approval of the CEO or designee. The equity and fixed income trading personnel will be authorized to execute a trade with a broker-dealer. No additions or deletions can be made to this list without the approval of the CEO or designee.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

7. TRADING AND BEST EXECUTION POLICY

I. Summary

The SEC has stated that an investment adviser owes a fiduciary duty to clients to seek the most favorable execution terms reasonably available given the specific circumstances of each trade. In determining what constitutes “best execution,” the SEC has stated that the determinative factor is not the lowest possible commission cost but whether the transaction represents the best qualitative execution.

Brown Advisory must use its best efforts to obtain for all client accounts the most favorable price and execution available in placing orders for client accounts, except as otherwise directed by a client. To the extent relevant under the circumstances, the following specific factors may apply to Brown Advisory’s best execution determination: price; commission; size of the order; difficulty of execution; degree of skill required by the broker-dealer; and trading and execution, clearing and settlement capabilities.

Brown Advisory may also take into account factors that are relevant to the specific broker-dealer such as: trading and execution; clearing and settlement capabilities; financial stability; reputation; past history of prompt and reliable execution of client trades; operational efficiency with which transactions are effected; access to markets; access to capital to accommodate trades; ability to maintain confidentiality; market knowledge; willingness and ability to make a market in a particular security; brokerage and research services provided or the ability to accommodate third-party research arrangements; overall responsiveness to Brown Advisory’s needs/willingness to work with Brown Advisory; and depth of services provided (including research and coverage).

In selecting broker-dealers, Brown Advisory does not adhere to any rigid formulas but, rather, makes a subjective determination after weighing a combination of the factors listed above.

II. Best Execution Committee

Brown Advisory’s Best Execution Committee oversees the implementation of Brown Advisory’s best execution obligation. The Committee was formed with the purpose of developing, implementing and evaluating Brown Advisory’s trade management policies and procedures in order to satisfy Brown Advisory’s duty to seek best execution. The Committee will meet at least quarterly. It is comprised of the Head Trader(s), members of each portfolio management team, and the Chief Compliance Officer. In addition, from time to time, legal, operations, investment management and other personnel, as necessary or appropriate

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

may attend Committee meetings. Minutes of each meeting of the Committee are recorded and maintained.

Duties of the Committee

The Committee performs the following duties:

• Reviews and approves policies and procedures that address, monitor and oversee client-directed brokerage arrangements.

• Evaluates and monitors the broker-dealers on the “Approved Broker List” and develops and oversees procedures for changes to the “Approved Broker List.”

• Explores alternative trading options, taking into consideration technology developments and market changes that may assist in achieving higher quality executions.

• Reviews and approves controls to monitor and evaluate broker-dealer performance and execution quality. This may include the retention of a third party service to analyze executions and the evaluation of the information provided by such service provider.

• Reviews and approves policies and procedures to help ensure that all clients are treated fairly in the execution of orders and allocation of trades.

• Establishes a forum for the traders to present, discuss and formally escalate, trading/soft dollar/best execution and related issues to management.

• Oversees maintenance of trading records documenting the firm’s efforts to achieve best execution.

• Oversees and monitors soft dollar transactions and arrangements.

• Maintains minutes of all meetings evidencing compliance with this policy.

Use of Quantitative Metrics by the Committee

As a complement to Brown Advisory’s periodic review of broker-dealers on the “Approved Broker List,” Brown Advisory employs a third party service provider (“SP”) to evaluate equity trade execution information for the Committee. The SP reports typically examine aggregate trading performance on a quarterly basis. The SP personnel are available from time to time, either in person or by telephone, to discuss the SP’s reports with the Committee. The SP reports complement Brown Advisory’s periodic review of broker-dealers on the “Approved Broker List” discussed below.

Although Brown Advisory employs quantitative testing through the SP, Brown Advisory believes that best execution: (i) is intrinsically tied to portfolio-decision value and cannot be evaluated independently; (ii) is a prospective, statistical and qualitative concept that cannot be known with certainty beforehand; (iii) has aspects that may be measured and analyzed

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

over time on an after the fact basis, even though such measurement on a trade-by-trade basis may not be meaningful in isolation; and (iv) is interwoven into complicated, repetitive and continuing best practices. Therefore, in reviewing quantitative data about a broker-dealer’s performance, Brown Advisory focuses its best execution evaluation efforts on how the broker-dealer performed over time (taking into consideration qualitative factors such as research provided, promptness of execution, ability of the broker to execute and clear, confidentiality provided by broker, market coverage provided by broker and consistent quality of service from broker) and does not limit the discussion to the quantitative analysis on how a broker-dealer performed on specific orders.

III. Approved Broker List

Policy

Brown Advisory maintains an “Approved Broker List” to facilitate the orderly and consistent use of suitable broker-dealers for client transactions. The Approved Broker List is a list of broker-dealers that Brown Advisory has approved for use as executing brokers for client securities transactions. The Approved Broker List is an integral part of Brown Advisory’s process for seeking best execution for its client transactions.

Brown Advisory’s Head Trader(s) or designee maintains the Approved Broker List and makes the Approved Broker List accessible to Brown Advisory’s traders and the investment professionals. The Committee determines whether a broker-dealer should be added to or removed from the Approved Broker List. The Committee will review requests for the addition or deletion of a broker-dealer. Typically, requests will be considered by the Committee at its next regularly scheduled meeting; provided, however, if a request is urgent, the Head Trader(s) may approve a broker-dealer temporarily and convene a special meeting or may otherwise seek approval of the Committee or its designees when practicable.

On an annual basis, the Committee reviews the criteria that it uses to evaluate additions to or deletions from the Approved Broker List. Specific quantitative and qualitative criteria will be used in the consideration of the addition or removal of broker-dealers from the Approved Broker List. The Approved Broker List criteria (see Policy Statement, above) is used as part of the overall evaluation of a broker-dealer for the Approved Broker List.

Evaluating Requests for Additions to the Approved Broker List

Traders or investment professionals who would like to submit a broker-dealer for review as a potential addition to the Approved Broker List must provide the Head Trader(s) with: (1) the broker-dealer’s name; (2) reasons

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

for proposing the broker-dealer; and (3) an evaluation of whether the broker-dealer meets the criteria for addition to the Approved Broker List.

The Head Trader(s) will make a preliminary assessment of the request to determine whether to deny the request or submit the request to the Committee for further review. If approved for further review, the Head Trader(s) will submit the request to the Committee. The Committee will determine whether to approve or deny the request or ask for additional information.

Evaluating Requests for Removal from the Approved Broker List

If any person (including any trader, the CCO or any investment professional) determines that the removal of a broker-dealer from the Approved Broker List may be necessary or appropriate, he or she will provide the Head Trader(s) a written request including the reasons for the requested removal. Reasons for a removal may include, but are not limited to, public news regarding the broker-dealer, corporate actions, inactive status, poor clearance, poor trading, inappropriate commissions, adverse changes to the credit rating of the broker-dealer, the termination of a soft dollar arrangement or any other applicable reason.

The Head Trader(s) will submit the request to the Committee for further review, and the Committee will determine whether to approve or deny the request or ask for additional information. If the Head Trader(s) believe that the deletion of the broker-dealer from the Approved Broker List is urgent, the Head Trader(s) may remove the broker-dealer from the Approved Broker List and convene a special meeting of the Committee when practicable to review the decision.

Broker-dealers selected by clients for purposes of Fully Directed Brokerage arrangements (as defined below) that have not otherwise been added to the Approved Broker List are added to the Approved Broker List under the Client Directed Only category on the Approved Broker List, but typically will not be reviewed by the Committee as described below.

Periodic Review of Broker-Dealers

The Committee conducts the following reviews at least annually with respect to broker-dealers on the Approved Broker List:

• The Committee (i) periodically discusses broker-dealers on the Approved Broker List and whether any broker-dealers should be added to or removed from the Approved Broker List; (ii) discusses soft dollar research services and any changes relating to such soft dollar research services; and (iii) periodically reviews the overall performance of the broker-dealers on the Approved Broker List.

• The Committee will discuss broker-dealers on the Approved Broker List representing more than 5% of annual equity commissions and/or

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

more than 10% of total notional value of fixed income trades to (i) confirm the broker-dealer’s financial stability; (ii) identify any red flags; and (iii) identify any material disclosures of financial and operational condition made by the independent auditors (if applicable). • The Committee will periodically review the Moody’s and S&P credit ratings, if available, for each broker-dealer on the Approved Broker List for compliance with minimum standards of credit worthiness as set by the Committee. For any broker-dealer currently on the Approved Broker List that no longer meets the minimum requirements, the Committee will determine if variance is within permissible temporary levels and will document circumstances in allowing the broker-dealer to remain on the Approved Broker List.

• The Committee will periodically review the Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals list to ensure that no broker-dealer on the Approved Broker List is on the OFAC list.

Qualifications of Broker-Dealers

The firm will periodically review the qualifications of the broker-dealers that it conducts business with. The firm will conduct the following reviews:

The Research Department will conduct a quarterly review and vote on the broker-dealers that it uses for research materials and services. The Research Department should base its review and vote on the quality of research materials and services that the broker-dealers provide.

The Best Execution Committee will review the quarterly broker-dealer best execution report that will be prepared by the Head Trader(s). This report should incorporate ITG’s brokerage execution data (SEC Rule 605 and SEC Rule 606) for the top ten broker-dealers used during each calendar quarter (based upon the total dollar value of trades), as well as the opinion of the Head Trader(s) regarding the quality of executions.

Since fixed income securities trade over-the-counter and do not trade on a centralized exchange, Brown Advisory uses the brokerage services from a variety of Wall Street and regional firms. Brown Advisory will use those firms that are direct issuers, underwriters or market-makers in specific fixed income sectors. The broker-dealers with whom the firm trades fixed income securities are also on an Approved Broker List. With respect to fixed income, the traders place dealers in competitive situations, utilizing offerings and bids from numerous local and national broker-dealers. The fixed income traders review the market environment, the new issue calendar, secondary offerings and historical relationships to help determine a competitive price for the bonds they are trading. The quality of execution is ascertained by reviewing the bids and offerings received relative to recent pricing data.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

The Fixed Income Trading Team will provide to the Best Execution Committee on a quarterly basis (1) trading volume data for each of the broker-dealers that execute the firm’s fixed income trades and (2) information regarding the quality of execution for broker-dealers that executed more than 10% of the total notional volume of fixed income trades for the period.

The Best Execution Committee will annually (calendar year) review the financial condition of any broker-dealers with whom the firm has directed any more than 5% of the firm’s annual equity commissions, and more than 10% of the total notional volume of fixed income trades.

Evidence of these reviews will be maintained by the Head Trader(s) and the Fixed Income Trading Team.

Recordkeeping

The Head Trader(s) or a designee maintains the Approved Broker List and is responsible for updating the Approved Broker List as needed after the Committee approves any additions or deletions of broker-dealers. The Head Trader(s) or a designee will inform the Trading Desk of any updates to the Approved Broker List.

IV. Trading Philosophy and Methodology

Trade Allocation among Broker-Dealers

Brown Advisory strongly believes that opportunity cost and fair treatment of all clients are paramount in the implementation of the portfolio manager’s objectives. Thus, Brown Advisory’s primary focus in broker-dealer selection is achieving the best price in the marketplace based on the information available at the time of the trade, without systematically disadvantaging one client over another. All client trades will be allocated to a broker-dealer on the Approved Broker List. In selecting broker-dealers from the Approved Broker List to execute client transactions, Brown Advisory’s traders do not adhere to any rigid formulas but, rather, make a subjective determination after weighing a combination of the factors described in Section I above. Brokerage commission may be a factor but is not ultimately determinative in broker selection. The ultimate determination as to the broker-dealer to select from the Approved Broker List on any given trade is made by the Brown Advisory trader(s) responsible for executing the transaction.

Directed Brokerage Practices

In certain cases, clients choose to retain discretion over the broker-dealer used to execute transactions and/or the commission rate that the client will pay with respect to all or a portion of the transactions to be effected by Brown Advisory.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

When a client instructs Brown Advisory to direct a portion of the transactions for its account to a designated broker-dealer, the client has made a decision to retain some control over broker-dealer selection and services. Brown Advisory will treat the direction as a decision by the client to retain, to the extent of the direction, the discretion that otherwise would be given by the client to Brown Advisory to select broker-dealers to effect transactions and the other terms of the trade for the client’s account. In some cases, the client may have negotiated the commissions to be charged by the designated broker-dealer.

For clients that provide trading instructions whereby the client retains full trading authority that Brown Advisory would otherwise have to select broker-dealers (“Fully Directed Brokerage”), Brown Advisory will follow the client’s direction to use the designated broker-dealer even when it might be able to obtain a more favorable price and execution from another broker-dealer for a transaction on behalf of such client’s account.

The broker-dealer designated by a client must be either (i) a broker-dealer on the Approved Broker List or (ii) added to the Approved Broker List in accordance with the procedures set forth in Section III above. Broker-dealers selected by clients for use in Fully Directed Brokerage arrangements that are not otherwise on the Approved Broker List are added to the Client Directed Only category of the Approved Broker List, and are not reviewed by the Committee.

When clients direct Brown Advisory to use a specific broker-dealer for the execution of securities transactions or selects a custodian that requires the direction of trades, the commissions charged may not be the lowest available rates and may not be as low as the rate that the firm would have obtained for the client had the firm been authorized to select the broker-dealers for the transactions. The client may not receive the potential benefits that other clients may derive from aggregation of orders. In these situations, Brown Advisory may be unable to obtain most favorable execution of client transactions. Since directed brokerage accounts may not be able to aggregate orders to reduce transaction costs, the client may receive less favorable prices and pay higher brokerage commissions. With respect to execution, trades for accounts with directed brokerage arrangements are often executed after block trades for accounts not having directed brokerage arrangements have been aggregated and executed.

Trade Aggregation

In many instances, groups of accounts will need to effect a transaction in the same security or securities. Subject to client guidelines and restrictions, accounts managed according to a particular strategy are incorporated into the same trade group for trade execution and allocation purposes. This ensures that trading in an investment strategy is aggregated

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

across all related accounts to facilitate best execution. For equity strategies, Brown Advisory typically will aggregate orders for the same security by multiple accounts into a “block trade.” The firm believes that this process provides equal treatment of clients, provides ease of administration and facilitates the avoidance of information leakage that may be detrimental to client trades. The average price per share of a block trade will be allocated to each account that participates in the block trade. Discretionary advisory accounts of employees, affiliates and associated persons may participate in block trades. Such persons will receive the same average price as any other participant in the block trade.

If a block order cannot be executed in full at the same price or time, the securities actually purchased or sold by the close of each business day will be allocated in a manner that is consistent with the initial pre-allocation. This must be done in a way that does not consistently advantage or disadvantage particular client accounts. For example, partial fills generally are allocated pro rata among participating accounts. The trading desk may allocate a partial fill using a random fill function of the trading system in such cases where it is deemed to be fair and equitable.

With respect to accounts having socially responsible guidelines or other restrictions, it is possible that these accounts will not be included in the block trade. Often times, the initial purchase of a security in an account with socially responsible guidelines will occur after similar trading has been executed for the accounts participating in the block trade. Depending on the circumstance, additional research may be required to determine if the security is congruent with client guidelines. Every effort is made to ensure that securities are not purchased in accounts with socially responsible guidelines until it has been determined their purchase would not violate existing client investment guidelines.

Aggregation and allocation procedures across fixed income portfolios have been designed to ensure fair and equitable treatment across all accounts. Portfolio Managers attempt to block multiple orders for the same security on the same side of the market prior to releasing an order. In the event orders eligible for aggregation are not aggregated, the Fixed Income Desk will use its best efforts to block these orders together. Orders received after the full execution of an order (a done trade) are not blocked. Block orders that are executed in their entirety will be allocated to each account that participated at the trade execution price. If a block order cannot be executed in full at the time, the securities actually purchased or sold will be allocated in a manner that is consistent with the initial pre-allocation. This must be done in a way that does not consistently advantage or disadvantage particular accounts. For example, partial fills generally are allocated pro rata among participating accounts. The Fixed Income Desk may allocate a partial fill using a random fill

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

function of the trading system in such cases where it is deemed to be fair and equitable.

When limited offering amounts are available for particular securities, regardless of asset class, our investment teams determine which accounts could best utilize the security based on duration/maturity and sector targets. Once this is determined, the security is ordinarily allocated on a pro-rata basis among these particular accounts. Factors including appropriate lot size may result in accounts not receiving an allocation. In such cases random selection, rotation or a similar method deemed fair and equitable to allocate such securities may be used.

From time to time, certain Brown Advisory strategies may invest in private investments or limited investment opportunities. The allocation of these investments across client portfolios invested in these strategies is generally executed on a pro rata basis, while also considering investor suitability, account size, risk tolerance, as well as other factors. Our processes are designed to equitably and appropriately allocate these limited investment opportunities across clients invested in the strategy while also balancing the additional risk with the client’s investment profile and investor suitability. In this regard, some private investments or limited investment opportunities may not be appropriate to allocate to some accounts, depending on factors such as minimum investment size, account size, risk profiles, relationship investment history with a particular manager, and diversification requirements. Accordingly, an account may not be allocated such investments. Clients who do not pay an account-level fee (e.g., private equity-only accounts) may not receive an allocation in capacity constrained situations. If an investment cannot reasonably be allocated on a pro rata basis, it may be allocated based on an alternate approach, including random selection, selection based on relationship size with Brown Advisory, or another methodology deemed fair and equitable.

Certain limited investment opportunities may be deemed appropriate for investment by commingled fund-of-funds vehicle managed by Brown Advisory. In such cases, where capacity is constrained, an affiliated fund-of-funds vehicle may be allocated its target investment allocation before separate feeder funds or individual accounts. Brown Advisory believes this allows a broader population of qualified clients to receive exposure to such limited investment opportunities.

Trading Practices of Model Portfolio Relationships

In addition to providing investment advisory services via separate accounts, private funds, pooled investment vehicles and investment companies, Brown Advisory also provides investment advisory services to certain model-based separately managed account and unified managed account programs of unaffiliated managers and financial advisors.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

The following procedure describes the sequencing practices for delivering models to program sponsors and is applied on a strategy-specific basis. Brown Advisory seeks to treat all clients fairly and equitably by communicating strategy trade instructions to its trading desk and commencing delivery of corresponding model changes to model-based program sponsors in a contemporaneous fashion. This means that, at generally the same time that trade instructions are communicated to its trading desk, Brown Advisory commences its sequential model delivery process. Brown Advisory maintains a list of all model-based program sponsors in a proprietary database. Each is assigned a number indicating the sequential order by which it will receive investment model changes on a given day. The sequential order of the program sponsors rotates on a regular basis. Once the delivery process is initiated, Brown Advisory delivers investment model changes to program sponsors in successive order until all deliveries are complete. In circumstances where no deliveries occur, a notation is made in the database to indicate that the review occurred. At the end of each business day, a supervisor reviews the model delivery database for completeness and accuracy.

When a relationship with a new model delivery program sponsor commences, that program sponsor is placed at the end of the delivery list and is incorporated into the sequence without restarting the rotation. If a model delivery program sponsor terminates its relationship with Brown Advisory, that program sponsor is removed from the database and the rotation continues in successive order without restarting the rotation.

The foregoing procedure does not apply to program sponsors with unique delivery criteria.

Although Brown Advisory is responsible for providing the model portfolio and any relevant trading activity, the firm is not responsible for the unaffiliated manager’s or financial adviser’s portfolio implementation with its clients. Given the nature of the relationship, trades executed by Brown Advisory’s trading desk for a given strategy are not aggregated with the trades executed by the trading desk of the unaffiliated manager or financial adviser. Thus, client orders placed by Brown Advisory’s trading desk for a given security could compete with client orders placed by the trading desk of the unaffiliated manager or financial adviser. It is possible that Brown Advisory’s client orders could be executed at the same time, before, or after the client orders of the unaffiliated manager or financial adviser. There is the potential that Brown Advisory clients could be negatively impacted by the trading activity from the model portfolio arrangements.

Trading Desk Trade Execution Monitoring

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Equity Securities. With respect to equity securities, the Head Trader(s) will review trade executions that appear to be “outliers” in the SP reports and report to the Committee as warranted.

Fixed Income Securities. Brown Advisory’s interest in achieving meaningful fixed income composite performance results is closely aligned with clients’ interest in achieving best execution of fixed income transactions. However, the contemporaneous market and statistically meaningful data available for measuring the quality of equity transactions typically does not exist for fixed-income securities. Fixed income markets are opaque and, typically, historical information is of limited use. In addition, the costs of trading fixed income securities are often unknown. Therefore, it can be difficult or impractical to obtain multiple quotes before an existing quote is no longer active. Also, a particular fixed-income security may be available only from a single dealer, or only a single dealer may be able to execute a particular size trade, in which case no comparable price quote exists. Brown Advisory may, if practicable, seek more than one offer or bid on purchases and sales for fixed income securities. Nevertheless, Brown Advisory believes that, in light of the foregoing characteristics of the fixed income markets, to achieve best execution for fixed income transactions, Brown Advisory must: (i) be selective with respect to the broker-dealers with which it conducts fixed income securities transactions (each of which is on the Approved Broker List); and (ii) build and maintain long-term relationships with the bond traders at those firms who consistently provide information, execution and liquidity at prices deemed to be acceptable to Brown Advisory’s portfolio managers in light of clients’ portfolio composition and needs.

Trading with an Affiliate

Trading between Brown Advisory investment advisory entities and Brown Advisory Securities (“BAS”) is prohibited. This prohibition includes “Agency Cross” trades on behalf of investment advisory entity clients, where an affiliated broker is the only broker involved in the transaction, executing for both sides. The prohibition also includes participating in an initial public offering where Brown Advisory Securities is a member of the underwriting syndicate (an activity in which Brown Advisory Securities does not currently engage). Exceptions to the policy prohibiting affiliate transactions must be approved by the CEO and CCO or designees.

Trading with Affiliates of Mutual Fund Clients

Rule 17e-1 of the Investment Company Act of 1940 as amended and certain ERISA requirements govern the practice of executing trades on behalf of a mutual fund client with a broker-dealer affiliated with the funds. Trading with an affiliate of a mutual fund client with a broker-dealer affiliated with those funds is prohibited. When new mutual fund

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

clients are on-boarded, a list of affiliated broker-dealers must be obtained and when appropriate, systematic blocks must be implemented to prevent trading with such broker-dealers in the fund(s), unless such trading is necessary to achieve best execution. In such cases, the Head Trader(s), Head of Fixed Income or designee will notify the Chief Compliance Officer or designee to ensure that before trading, the appropriate client fund Board-approved 17e-1 procedures are followed. In the event that a permissible 17e-1 transaction is executed, the Compliance Department is responsible for reporting to the client fund adviser or fund board as appropriate.

Purchases of New Issues where Brown Advisory Securities or an Affiliate of a Mutual Fund Client is involved in the Underwriting

Rule 10f-3 of the Investment Company Act of 1940 as amended, certain ERISA requirements and other regulatory restrictions govern the practice of purchasing new issue securities where an affiliate of a mutual fund is involved in the underwriting. All purchases of new issues must be reviewed by the Compliance Department before purchase. The Head Trader(s), Head of Fixed Income or designee will apprise the Chief Compliance Officer or designee in advance of such activity. In the event that a permissible 10f-3 transaction is executed, the client fund Board-approved 10f-3 procedures must be followed. The Compliance Department is responsible for reporting to the client fund adviser or fund board as appropriate.

V. Other policies and procedures governing the trading desk

Brown Advisory maintains certain additional procedures addressing issues relating to trading and potential conflicts of interest including, without limitation, trade error procedures, Code of Ethics, and soft dollar arrangements.

8. ALLOCATION POLICY FOR LIMITED INVESTMENT OPPORTUNITIES FOR ALL BROWN ADVISORY-SPONSORED ALTERNATIVE INVESTMENT FUNDS AND DIRECT INVESTING OPPORTUNITIES IN ALTERNATIVE ASSET CLASSES

From time to time, Brown Advisory sponsors private funds and other pooled investment vehicles to invest in various alternative asset classes, including private equity, private credit, real estate, venture capital, hedged strategies and commodities (collectively, “Private Alternative Funds”).

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

These Private Alternative Funds may be offered investments in portfolio companies or underlying managers on a limited basis or in which client interest in the investment opportunity exceeds the amount available to Brown Advisory for investment. In addition, Brown Advisory or its personnel or affiliates may be presented with an opportunity to invest directly in various alternative investment opportunities where the amount available is limited or fixed.

The allocation of these limited investment opportunities across the Private Alternative Funds or other clients for which such investment is suitable is determined exclusively by Brown Advisory. If Brown Advisory determines to make these opportunities available to clients (including Private Alternative Funds and its employees, officers, directors, affiliates and personnel), applicable client portfolios invested in these alternative strategies will be typically executed on a pro rata basis after considering investor suitability, account size, and risk tolerance, as well as other factors.

Brown Advisory’s processes are designed to equitably and appropriately allocate these limited investment opportunities while also balancing the additional risk with the client’s investment profile and investor suitability. In this regard, some private investments or limited investment opportunities may not be appropriate to allocate to some accounts, depending on various factors, including minimum investment size, account size, risk profiles, liquidity needs, relationship and investment history with a particular manager, and diversification requirements. In addition, Brown Advisory may elect to exclude clients and other investors who do not pay an account-level fee (e.g., certain private equity-only accounts). Accordingly, an account may not be allocated such investments. If an investment cannot reasonably be allocated on a pro rata basis, it may be allocated based on an alternate approach, including an approach based on one or more of the factors above, random selection, or another methodology deemed fair and equitable.

Where capacity is limited, the following procedure generally will be implemented to facilitate the allocation of an investment opportunity:

1. The Private Client Chief Investment Officer will be provided with indications of interest by a specified date.

2. Employees of Brown Advisory, and family members living in the same household as Brown Advisory employees, will have an opportunity to invest up to the lesser of (i) 10% in the aggregate and (ii) their pro rata amount of the allocation. The Private Client Chief Investment Officer shall determine allocations as between the employees and the employee-related accounts. This adjustment will be made before allocations across non-employee accounts are made.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

3. The remaining list of clients and potential investors will then be evaluated according to suitability factors, including the client’s investment profile, risk profile, diversification requirements, and other criteria.

4. If, after consideration of suitability factors, the limited investment opportunity still exceeds capacity, the Private Client Chief Investment Officer will consider other objective criteria, such as relationship size and nature of the relationship with Brown Advisory (e.g., whether the client pays an account-level fee). In addition, allocation methods and preferences of the underlying manager will be taken into consideration when applicable.

5. If, after consideration of the preceding steps, demand for the limited investment opportunity still exceeds capacity, allocations will be made using a randomization algorithm or an alternate approach that is deemed to be fair and equitable.

For purposes of applying this policy, trusts, family partnerships, vehicles used for estate planning purposes and similar entities will not be deemed to be employees subject to this allocation policy if an employee (or a family member residing in the same household) is a beneficiary; provided, he or she does not hold more than 50% of the beneficial interest in such entity and, provided, further, that such entity was not formed for the sole purpose of investing in any such limited investment opportunity. In addition, employees and employee-related accounts invested in a multi-manager fund-of-funds vehicle managed by Brown Advisory will not be subject to the limitations set forth in this allocation policy (the lesser of 10% and the pro rata amount) solely with respect to their investment in the multi-manager fund-of-funds vehicle.

Additionally, certain limited investment opportunities may be deemed appropriate for investment by a multi-manager fund-of-funds vehicle managed by Brown Advisory, a single-manager feeder fund and for direct investment by individual clients and accounts. In such cases, where capacity is constrained, such fund-of-funds vehicle may be allocated its target investment allocation before allocations are made to individual feeder fund vehicles or individual clients and accounts. Brown Advisory believes this approach allows a broader population of qualified clients to receive exposure to such limited investment opportunities.

Brown Advisory will retain the results of the allocation process for limited investment opportunities for future reference and according to its record retention policy.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

9. PROCESSING OF BUY OR SELL EQUITY ORDERS

The equity trading desk will use its best efforts to achieve the following:

Each order received by a trader should capture the time the order was received. The trader or the system should capture the time the order is entered with a broker-dealer. Unless otherwise noted, all orders to buy (or sell) securities are considered not-held market orders, and are to be executed at the discretion of authorized trading personnel. Where multiple orders of the same security on the same side of the market are received prior to the 9:30 a.m. open, it is the policy of the firm to block these orders together.

The trading desk will use its discretion to determine whether to block multiple orders of the same security on the same side of the market received after the 9:30 a.m. open.

When an entire order is not filled, the trading desk will typically pro-rate the filled portion subject to fair treatment for all client accounts. The trading desk may allocate a partial fill using a random fill function of the trading system in such cases where it is deemed to be fair and equitable.

It is the policy of the firm to prohibit the practice of purchasing (or selling) a security for showcase accounts, such as mutual funds, institutional or similar accounts, at a lower (or higher) price before the remaining order for that specific security has been placed, in order to avoid driving the price of the security upward (or downward). The above does not preclude the consummation of some transactions more quickly in accounts in which the firm exercises sole discretionary power versus accounts in which discretionary power is shared with a third party, due to the need to obtain co-fiduciary approvals and to confer with investment advisers. In addition, in accounts using directed brokers, transactions may be executed after transaction of non-directed accounts in order to avoid the negative impact of entering competing orders with more than one broker dealer.

10. BROKER-DEALER BUSINESS ALLOCATION FOR RESEARCH SERVICES ("SOFT DOLLARS")

Soft Dollar Policy and Procedures

I. Policy

A. Definition of Soft Dollars

The term “soft dollars” is generally used to describe arrangements where an investment adviser pays for research or other products from a broker-dealer with

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

the adviser’s clients’ commissions. Soft dollar arrangements are subject to federal securities law requirements. Section 28(e) of the Exchange Act of 1934 (“Exchange Act”) is the key provision governing an adviser’s best execution responsibilities and soft dollar arrangements.

The Section 28(e) “safe harbor” provides generally that a money manager does not breach its fiduciary duties under state or federal law solely on the basis that the money manager has paid brokerage commissions to a broker-dealer for effecting securities transactions in excess of the amount another broker-dealer would have charged, if the money manager determines in good faith that the amount of the commissions paid is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer.20

20 SEC Release No. 34-54165 (July 24, 2006).

21 15 U.S.C. 78bb(3)(A)-(C) (emphasis added).

The eligibility criteria that govern “research services” are set out in Section 28(e)(3) of the Exchange Act:

For purposes of the safe harbor, a person provides . . . “research services” insofar as he furnishes–

a) advice, either directly or through publications or writings, as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; or

b) analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts . . 21

For purposes of the safe harbor, a person provides “brokerage services” insofar as he effects-

a) securities transactions and performs functions incidental thereto (such as clearance, settlement and custody) or required in connection therewith.

An important common element among “advice,” “analyses,” and “reports” is that each reflects substantive content – that is, the expression of reasoning or knowledge.

The analysis of whether a money manager may rely on Section 28(e) requires a good faith determination of whether:

• the product or service falls within the statutory limits of Section 28(e)(3) (i.e., whether it is eligible “research” under Section 28(e)(3)(A) or (B), or eligible “brokerage” under Section 28(e)(3)(C);

• the eligible product or service provides “lawful and appropriate assistance” to the money manager in the performance of its investment decision-making responsibilities; and

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

• the amount of client commissions paid is reasonable in light of the value of the products received or services rendered.22

22 SEC Release No. 34-54165 (July 24, 2006).

Brown Advisory has developed these soft dollar policies and procedures to comply with Section 28(e) of the Exchange Act. It is Brown Advisory’s policy that all soft dollar transactions/arrangements will:

• Comply with Brown Advisory’s best execution obligations, applicable law and individual client guidelines;

• Be approved in writing by Brown Advisory’s Best Execution Committee (the “Committee”) following a good faith determination that the amount of commissions to be paid to the broker-dealer is reasonable in relation to the value of services to be provided;

• Be an appropriate use of clients’ commissions considering available alternatives;

• Be reasonable in relation to the value of the services provided, viewed in terms of either a particular transaction or Brown Advisory’s overall responsibilities to the accounts over which it exercises investment discretion (“Discretionary Accounts”), as determined, in good faith by the Committee; and

• Be reviewed, including with respect to any “mixed-use” allocation, at least annually by the Committee.

B. Overview of Brown Advisory’s Soft Dollar Practices

Brown Advisory may place securities transactions on behalf of its clients through broker-dealers that provide research services that assist Brown Advisory in making investment decisions for Discretionary Accounts and effecting securities transactions (collectively, “Research Products and Services”).

Research Products and Services include, but are not limited to:

• advice as to the value of securities, the advisability of investing in, purchasing or selling securities;

• financial publications;

• services providing information regarding the availability of securities, potential buyers or sellers of securities, and furnishing analysis and reports concerning issuers, industries, securities, economic and political factors and trends, portfolio strategy, asset allocation, market analysis, and portfolio structure,

• meetings with management representatives of issuers and other analysts.

• quotation services,

• exchange and news feeds,

• quantitative analytical software and other research-oriented software,

• communications services related to the execution, clearing and settlement of securities transactions,

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

• electronic communications of allocation instructions to broker-dealers; and

• post-trade matching.

In recognition of the value of the Research Products and Services that are provided to Brown Advisory by a particular broker-dealer, Brown Advisory may, consistent with its duty to seek best execution, effect securities transactions through the broker-dealer that may cause a client to pay commissions in excess of the commissions that another broker-dealer would have charged.

In exchange for the direction of commissions to certain broker-dealers, Brown Advisory may generate credits (“Soft Dollar Credits”) which may be used by Brown Advisory to pay for the Research Products and Services provided by or paid for by such broker-dealers. This may result in Brown Advisory allocating more commission business to broker-dealers who also provide Research Products and Services than to broker-dealers who only effect securities transactions. Soft Dollar Credits may be (i) used to obtain Research Products and Services that are proprietary to, and prepared by, the broker-dealer selected to effect a particular transaction generating the Soft Dollar Credits or third party Research Products and Services prepared or developed by an independent research provider or (ii) allocated to a pool of “credits” as part of a commission sharing arrangement.

Proprietary Research Products and Services

Certain broker-dealers on Brown Advisory’s Approved Broker List provide proprietary Research Products and Services. These broker-dealers may be selected to effect transactions for Discretionary Accounts primarily as a result of such services. For those broker-dealers only, Brown Advisory periodically determines the fair value of the proprietary Research Products and Services that Brown Advisory expects to receive and may set a minimum target amount of commissions to be directed to those brokers that is reasonable in relation to the value of the brokerage services and Research Products and Services to be provided.

Third Party Research Products and Services

Brown Advisory may generate Soft Dollar Credits by trading with a particular broker-dealer and use the Soft Dollar Credits to pay for Research Products and Services that are prepared or developed by independent research providers (including other broker-dealers). Brown Advisory periodically determines the fair value of the Third Party Research Products and Services that Brown Advisory expects to receive and may set a minimum target amount of commissions to be directed to the broker-dealer that is reasonable in relation to the value of the brokerage services and Third Party Research Products and Services to be provided.

Commission Sharing Arrangements

From time to time, Brown Advisory may request that broker-dealers that effect transactions for Brown Advisory’s clients allocate a portion of their commissions

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

to a pool of Soft Dollar Credits maintained by the introducing or executing broker-dealer. At Brown Advisory’s direction, the introducing or executing broker-dealer will pay independent research providers (including other broker-dealers) for Research Products and Services from this pool of soft dollar credits. This type of arrangement is called a commission sharing arrangement because the introducing or executing broker-dealer will share its commission with an independent research provider to pay for Research Products and Services.

Commission sharing arrangements may be used to pay for proprietary and third party Research Products and Services. For example, an introducing broker-dealer may offer access to a network of many executing broker-dealers through which an investment manager can trade. In this case, rather than paying an individual broker-dealer for Research and Services by placing trades, the investment manager directs the trade to the introducing broker-dealer and requests that the introducing broker-dealer pay the research provider from the pool of “credits” accumulated. Because commission sharing arrangements help separate the execution decision from the research decision, Brown Advisory believes that commission sharing arrangements can help Brown Advisory to achieve best execution for clients.

Soft Dollars and Trade Errors

Brown Advisory strictly prohibits the use of soft dollar transactions/arrangements to compensate brokers for absorbing trade errors.

II. Procedures

A. Soft Dollar Arrangements

Oversight by the Committee

The Committee consists of the Head Trader(s), CCO and members of the portfolio management team. The Committee is responsible for overseeing the implementation of Brown Advisory’s soft dollar policies and procedures. The Committee conducts an annual review of Brown Advisory’s soft dollar commitments, including the allocation of any “mixed-use” Research Products and Services between “hard” and “soft” dollars. To facilitate the annual review, the Soft Dollar Administrator is responsible for identifying, and providing to the Committee the Soft Dollar Request Forms for the Research Products and Services obtained (or to be obtained) from the broker-dealers on the Approved Broker List. The Committee is responsible for approving the soft dollar budget and the Committee will meet quarterly to review soft dollar payments vs. the soft dollar budget.

New Research Products and Services, including any “mixed use” Research Products and Services, must be approved by the Committee. Requests for approval of new Research Products and Services are submitted on the “Soft Dollar Request Form,” an example of which appears in “Soft Dollar Appendix A.” Every Soft Dollar Request Form must include the following information:

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

• product(s) or service(s) to be obtained with soft dollars;

• the name of the broker-dealer;

• the name of the third-party provider;

• termination date/renewal term (if any); and

• the soft dollar-hard dollar allocation with the basis for the allocation.

In reviewing a request for approval of new Research Products and Services, the Committee generally will: (i) inquire into the type of the soft dollar service to be received (e.g., report or database) and the intended use of such service (e.g., research, execution); (ii) verify the legitimate use of soft dollars for the service; and (iii) designate a “mixed-use” split, if necessary. A Soft Dollar Request Form must be signed by at least two members of the Committee to indicate approval of the soft dollar request.

If a service or product has a non-research or execution function, such as administration or marketing, as well as a research or execution component (i.e., the service or product is for a “mixed use”), the Committee will assign an allocation percentage to the research and the non-research component. Only the research or execution portion may be paid by soft dollars. The non-research component will be paid in hard dollars. The Committee will notify the Soft Dollar Administrator of a “mixed use” determination by providing a copy of the approved Soft Dollar Request Form. The Soft Dollar Administrator is responsible for contacting the broker and arranging for the appropriate soft/hard dollars allocation.

A new Soft Dollar Request Form is required for each new Research Product and Service and any change to an existing Research Product and Service that requires an amendment to the contract for the service or reflects a fee increase that is not specifically contemplated by the contract (i.e., the contract allows the vendor to increase fees by notice to Brown Advisory).

A written agreement is required for each new soft dollar arrangement.

The Committee is responsible for determining whether the product or service falls within the safe harbor requirements of Section 28(e). The Soft Dollar Administrator will maintain a list of all third-party services provided by broker-dealers under soft dollar arrangements and the Committee will confirm annually such arrangements continue to fall within the “safe harbor” of Section 28(e). If the Committee determines that a soft dollar arrangement does not comply with Section 28(e) or these procedures, the soft dollar arrangement will be terminated.

The CCO or designee is responsible for updating the disclosure in Brown Advisory’s Form ADV Part 2A regarding Brown Advisory’s soft dollar policies and procedures. On at least an annual basis, the CCO or designee will review Brown Advisory’s Form ADV Part 2A disclosure, client advisory agreements and

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

other disclosure documents that are provided to current and prospective clients to ensure that disclosures regarding Brown Advisory’s soft dollar practices are accurate and up-to-date. Any necessary changes to these disclosures must be made promptly.

Role of the Soft Dollar Administrator

The Head Trader(s) or designee will serve as Soft Dollar Administrator. The Soft Dollar Administrator is responsible for the day-to-day oversight of Brown Advisory’s soft dollar policies and procedures. The Soft Dollar Administrator will be responsible for preparing quarterly reports to the Committee regarding soft dollar activity to date for the calendar year. The Soft Dollar Administrator will also be responsible for keeping the trading desk apprised as necessary of soft dollar activity and where Brown Advisory stands with respect to the soft dollar budget.

Soft dollar credits/payments are tracked by obtaining statements from soft dollar brokers on not less than a quarterly basis. The Soft Dollar Administrator is responsible for conducting, on not less than a quarterly basis, a reasonable reconciliation of such statements to Brown Advisory commission payment records. The Soft Dollar Administrator will authorize brokers providing Commission Sharing Arrangements to pay invoices for services. The Soft Dollar Administrator also is responsible for:

• maintaining a list of all third-party services provided by broker-dealers under soft dollar arrangements;

• maintaining records of soft dollar agreements

• monitoring Brown Advisory’s payment for Research Products and Services;

• conducting soft dollar reconciliations and developing “desktop” procedures as necessary therefore;

• monitoring Brown Advisory’s billing arrangements to ensure that Brown Advisory is not billed directly for any of the services it receives pursuant to soft dollar arrangements;

• preparing quarterly reports to the Committee regarding soft dollar activity to date for the calendar year;

• closing out the Brown Advisory soft dollar records at the end of Brown Advisory’s fiscal year; and

• Maintaining records summarizing commissions and payments made for prior years.

Annual Review of “Mixed Use" Research Products and Services

The CCO or designee will perform an annual review of Brown Advisory’s ‘mixed-use” Research Products and Service. The review will address whether: (i) the Research Product and Service falls within the Section 28(e) safe harbor; (ii) the mixed use ratios that were used for the current year are applicable for the coming year or ought to be reallocated; and (iii) any Research Product and Service that was identified as “mixed use” in the current year ought to be re-

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

characterized as not being “mixed use.” In addition, the CCO, or designee, in consultation with Trading and Portfolio Management, as necessary or relevant, will determine whether any Research Product and Service that was not identified as “mixed use” in the current year ought to be identified as “mixed use” going forward. The CCO or designee will document the review.

B. Consideration of Other Brokerage Issues

Brown Advisory has adopted and follows various other policies and procedures relevant to trading and brokerage issues. The issues covered by these other policies include, for example, among others, best execution, client-directed brokerage, allocation of trades, IPO allocations, trade settlement and reconciliation, and trade error corrections.

Any questions regarding Brown Advisory’s soft dollar practices or any particular soft dollar arrangement should be directed to the Head Trader(s) or Chief Compliance Officer.

The information contained herein is the property of Brown Advisory and may not be disclosed in whole or part to anyone outside the firm without the prior approval of Compliance.

Soft Dollar Appendix A

SOFT DOLLAR REQUEST FORM

The Best Execution Committee of Brown Advisory will utilize this Soft Dollar Request Form in determining whether research or brokerage products or services received are eligible for payment pursuant to a soft dollar commission arrangement consistent with the Section 28(e) safe harbor for soft dollar products. This checklist is based upon the SEC release entitled: SEC Guidance Regarding Client Commission Practices (issued July 24, 2006, available at http://www.sec.gov/rules/interp/2006/34-54165fr.pdf). Name of Broker or Product Provider:

Copy of the contract attached:	(circle one) Yes / No
Date Request Submitted:
Person Making the Request: